Exhibit 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

Execution Copy

Confidential

AMENDED AND RESTATED COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

BETWEEN

SENOMYX, INC.

AND

FIRMENICH SA

AMENDED AND RESTATED COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is entered into as of April 9, 2013 (“Amended and Restated Effective Date”) by and between SENOMYX, INC., a Delaware Corporation having offices at 4767 Nexus Centre Drive, San Diego, CA 92121, U.S.A. (“Senomyx”) and FIRMENICH SA, a Swiss Company, having its principal place of business at 1, route des Jeunes, 1211 Geneva 8, Switzerland (“Firmenich”).

BACKGROUND

Firmenich and Senomyx entered into a Collaborative Research, Development, Commercialization and License Agreement, dated December 14, 2007 (“First Agreement”), for a research and development program to discover and develop compounds which modulate the human TRPM8 receptor and provide a cooling taste effect.   Firmenich and Senomyx also entered into a Collaborative Commercialization and License Agreement dated November 5, 2008 (“Second Agreement”) wherein Senomyx granted Firmenich certain license rights to Senomyx’s proprietary compound, S8475.

Senomyx and Firmenich entered into that certain Collaborative Research, Development, Commercialization and License Agreement dated July 28, 2009, that certain First Amendment thereto dated October 30, 2009, and that certain Second Amendment dated October 22, 2010 (collectively, the “Original Agreement”) for a research and development program during the Collaborative Period to discover and/or develop Compounds that are Synthetic Compounds for use in Field I and Field II (the “Collaborative Program”). On November 25, 2010, Firmenich executed the Option set forth in Section 8.6 of the Original Agreement to extend the Collaborative Program to include Natural Compounds.  In addition, Compounds S6973, S9632 and S52617 have been previously selected as Selected Compounds for the Intended Purpose of enhancing […***…] under the Agreement.  The parties now mutually desire to amend and restate the Original Agreement with this Amended and Restated Agreement (hereinafter, the “Agreement”) and to extend the Collaborative Program for the duration of the Collaborative Period as contemplated in this Agreement.

Concurrently with the execution of this Agreement Senomyx and Firmenich are also entering into a Supply Agreement (the “Supply Agreement”) whereby Firmenich has agreed to manufacture and supply, and Senomyx has agreed to purchase, certain Selected Synthetic Compounds on the terms and conditions set forth in such Supply Agreement.

NOW, THEREFORE, in consideration of the foregoing promises and of the covenants, representations and agreements set forth below, the parties hereby agree as follows:

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THE AGREEMENT

1.              Definitions.  Certain terms set forth in this Agreement with initial capitals are defined in Appendix A or Appendix B, D or E, which are incorporated herein by reference.

2.              Steering Committee.  Within […***…] of the Effective Date, the parties will establish a joint steering committee, which will be made up of representatives from the parties (the “Steering Committee”).  The Steering Committee will manage the Collaborative Program and during the Term of this Agreement will (i) provide strategic direction and performance criteria for the Collaborative Program; (ii) direct the efforts of the Collaborative Program and monitor progress and communicate status of the Collaborative Program; (iii) facilitate the cooperation between the parties; (iv) approve the achievement of milestones and other matters delegated to the Steering Committee hereunder, and (v) continue to operate and communicate following the Collaborative Period regarding the development and commercialization of Products.  The Steering Committee will consist of two (2) representatives designated by Senomyx and two (2) representatives designated by Firmenich.  Steering Committee members may delegate their voting powers to delegates from their respective companies.  Each member of the Steering Committee will have one (1) vote. The Steering Committee will meet at least four (4) times per year during the Term of this Agreement, unless otherwise agreed, using mutually agreed upon meeting locations and formats including teleconferencing and videoconferencing. Each party shall bear its own expenses relating to the meetings and activities of the Steering Committee. Senomyx will prepare and deliver to the members of the Steering Committee minutes of such meetings for review and approval by both parties. Decisions of the Steering Committee will be made by unanimous vote, at a meeting where all four voting representatives are represented, or by unanimous written consent. All unresolved disputes will be settled in accordance with Section 17.4, or as otherwise mutually agreed in writing.

3.              Collaborative Program.

3.1                               Research.  During the Collaborative Period, Senomyx will collaborate with Firmenich in the Collaborative Program (i) on an Exclusive basis with respect to Field I in the Territory (excluding any Selected Synthetic Compounds); and (ii) on a Co-Exclusive basis with respect to Field II in the Territory (excluding any Selected Synthetic Compounds).  This Section 3.1 does not apply to Field III. With respect to each Selected Synthetic Compound, following the selection of a Selected Synthetic Compound Senomyx may collaborate on research and/or development with any party with respect to that Selected Synthetic Compound subject to the limitations set forth in Sections 8.8.1 and 8.8.4 below.

***Confidential Treatment Requested

3.1.1                     The Collaborative Program will be conducted pursuant to the Research Plan, subject to any updates and revisions approved by the Steering Committee from time to time.

3.1.2                     During the Collaborative Period, Senomyx will use its reasonable commercial efforts using the Research Fees provided under Section 7.2 to perform the activities outlined in the Research Plan.  Senomyx shall not be obligated to perform research and development activities under the Collaborative Program for more than […***…] Target Sweeteners at any one time.  Senomyx will prepare a data package containing technical information such as […***…], and results of […***…] as Senomyx shall reasonably determine for Compounds under the Collaborative Program. Such data package will also designate the specific Target Sweetener(s) that the Selected Compound may be used to enhance under the license grants in Section 8, which shall be determined in advance by the […***…] (the “Intended Purpose”).  For the avoidance of doubt, the Compounds set forth in the data package will be Synthetic Compounds, unless the Option is properly exercised pursuant to Section 8.6.

In addition to the data package(s), Senomyx will provide a reasonable quantity of the applicable Compound material (laboratory synthesized grade) for evaluation by Firmenich.  For each Compound and Selected Compound evaluated by Firmenich under this Agreement, Firmenich will use commercially reasonable precautions in the evaluation of such compound including, without limitation, not exceeding concentration and exposure limits provided by Senomyx and following other guidelines provided by Senomyx with respect to any tasting by humans.  For each taste test of a Compound or Product conducted prior to Regulatory Approval in the applicable country and as permitted by local law, Firmenich will require each participant to sign an attestation of informed consent that is reasonable for tasting an experimental compound.  With respect to any such testing or evaluation activities, Firmenich will […***…].  Fimenich shall involve Senomyx in any […***…] and will provide access to Senomyx to all related information.  Upon prior notice to Firmenich, notwithstanding Section 10 of this Agreement, Senomyx may […***…] accordingly.

At the time of submitting a data package, Senomyx will also propose the […***…] of the applicable Compound.  Upon selection of a Selected Compound by Firmenich pursuant to Section 3.1.4 below, the Steering Committee will agree upon in good faith […***…] based on the following considerations:  (i) a […***…] shall be considered as part of the […***…]; (ii) any […***…] which have been shown to be […***…] of the Selected Compound shall also be considered to be part of the […***…]; and (iii) […***…] which have been shown to […***…] shall

***Confidential Treatment Requested

not be considered as part of the […***…].  Such determination by the Steering Committee shall be completed by the first regularly scheduled Steering Committee meeting following the selection of a Selected Compound.

[…***…] example

[…***…]

If such […***…] is agreed by the Steering Committee, then any compound that […***…].

3.1.3                     During the Collaborative Period, Firmenich will use its reasonable commercial efforts to perform the activities in accordance with the Research Plan, including the evaluation of the data package(s) provided by Senomyx under Section 3.1.2.  Such evaluation may not exceed […***…] from the receipt of the applicable data package and Compound material.

3.1.4                     During the Collaborative Period, Firmenich may select Compound(s) for development under the Collaborative Program after evaluation of the data package by Firmenich, as provided for under Section 3.1.3. In order to effect the selection of a Synthetic Compound under this Section 3.1.4, Firmenich shall notify Senomyx of its selection of a Compound for the Intended Purpose within the period specified in Section 3.1.3. With respect to Natural Compounds, within the period specified in Section 3.1.3 Firmenich shall notify Senomyx […***…] associated with the […***…] a Natural Compound and the parties shall commence […***…] regarding the […***…]. If Firmenich provides such notice to Senomyx with respect to a Natural Compound, then Senomyx will […***…] and Firmenich shall have an additional […***…] to make a selection of the applicable Natural Compound, or such longer period as contemplated by Section 7.5.3 for the […***…] for such Natural Compound. For avoidance of doubt, the milestones associated with such Natural Compound under Section 7.3.2 shall not be due unless and until the selection of such Natural Compound following the […***…].  In the event that the Natural Compound is not subsequently selected by Firmenich within the period set forth in Section 7.5.3, Firmenich may then later notify Senomyx that […***…] associated with the […***…] such Natural Compound and, in that circumstance, […***…] referenced in Section 7.5.3 […***…]. Upon such a notice Firmenich shall […***…] and for […***…] prior to such notification. The foregoing shall not limit Firmenich’s right to select a Compound it previously declined to select or dropped for any reason (including, without limitation, due to safety testing), in either instance following the receipt of a data package, at any time up to the […***…] period set forth in Section 8.7. In addition, in the event that Firmenich selects a Compound under this Section 3.1.4 for the Intended Purpose of

***Confidential Treatment Requested

enhancing […***…], then Firmenich may also at any time […***…] thereafter set forth in Section 8.7 also select such Compound […***…], subject to Firmenich’s payment […***…].  Once a Synthetic Compound is selected by Firmenich under this Section 3.1.4 or under Section 8.7, Senomyx will […***…].

3.1.5                     During the Collaborative Period, the parties will cooperate in good faith to support the other party’s performance of the activities set forth in the Research Plan.  Upon expiration of the Collaborative Period, the parties’ research and development obligations pursuant to this Section 3.1 will expire.  The licenses set forth under Section 8.1 will terminate automatically with respect to any Compound following the period during which such Compound may be selected by Firmenich as a Selected Compound pursuant to Section 3.1 or Section 8.7 if written notice of selection of such Compound is not provided by the end of such period.

3.1.6                     Extension of the Collaborative Period.

3.1.6.1 From the Amended and Restated Effective Date until the earlier of (i) […***…] or (ii) the date on which Senomyx receives a notice of termination from Firmenich pursuant to Section 14.4.2, Senomyx shall not enter into […***…] for a […***…]. Thereafter, unless Senomyx and Firmenich have otherwise mutually agreed pursuant to a duly executed writing, the aforementioned […***…] by Senomyx shall not apply.

3.1.6.2  Notwithstanding the foregoing provisions of Section 3.1.6.1, Firmenich acknowledges and agrees that Senomyx may at any time during the Collaborative Period: (i) develop and commercialize Selected Synthetic Compounds in accordance with the terms of this Agreement, which may include negotiations with Third Parties to make, have made, use, sell, have sold, import and export Selected Synthetic Compounds, and (ii) continue to perform its obligations under the PepsiCo Agreement and negotiate with PepsiCo for a potential extension of such collaboration for the discovery and development of Compounds for use outside of Field I. Firmenich further acknowledges and agrees that the subject matter of Section 3.1.6.1 shall not relate to any potential or actual Change in Control of Senomyx and shall not preclude Senomyx from at any time entering into negotiations with any Third Party with respect to any potential or actual Change in Control of Senomyx.

3.2                               Product Development and Commercialization. Firmenich, upon execution and for the duration of this Agreement, will diligently proceed with the evaluation of Compounds and the development, manufacture, marketing and sales of Products as set forth below.

***Confidential Treatment Requested

3.2.1                     Product Development.  Firmenich will be responsible for Product formulation work and […***…].  Within […***…] of the selection of a Selected Compound, Firmenich will prepare a plan for product development for Products incorporating such Selected Compound for review by the Steering Committee (the “Product Development Plan”), which will be incorporated into the minutes of the Steering Committee; however, Firmenich shall have sole discretion to determine the Product Development Plan.  The Product Development Plan(s) will set forth the following:  (i) specific types of products for potential inclusion of the Selected Compound(s); (ii) specific countries of potential interest for commercialization of Products; (iii) prioritization of Products and countries for development and commercialization; and (iv) a development plan timeline including plans for Product formulation, manufacturing and consumer acceptance testing. Firmenich will use its commercially reasonable and diligent efforts to perform the activities set forth in the Product Development Plan(s).    For the avoidance of doubt, Firmenich will be responsible for formulating the product prototype(s) to be used in consumer panels and consumer acceptance testing of Product prototypes, including the […***…] with such activities, in accordance with the activities outlined in the Product Development Plan(s).  Within […***…] of the Second Amendment Effective Date, Firmenich will update the Product Development Plan under Section 3.2.1 to include Products containing S6973 in Field III.

3.2.2                     Product Commercialization of Products in Field I and Field II.  This Section 3.2.2 (including all subsections) applies only to Products in Field I and Field II.  Within […***…] from the date of compound selection for each Selected Compound, Firmenich shall submit a Strategic Marketing Plan to the Steering Committee for Products containing such Selected Compound, which will be incorporated into the minutes of the Steering Committee; however, […***…].  Firmenich will update such Strategic Marketing Plan on a […***…] basis and such updates shall be provided to the Steering Committee and incorporated into the minutes of the Steering Committee; provided, however, that following the Amended and Restated Effective Date, with respect to Synthetic Selected Compounds, in lieu of a Strategic Marketing Plan Firmenich shall only be required to provide a Commercialization Plan that will be limited to: (i) a description of […***…], the […***…] in such […***…] in the applicable Fields, and an […***…], in each case presented on a country-by-country basis (but in no event shall Firmenich be required to […***…]), and (ii) a […***…] forecast of […***…] of the applicable Synthetic Selected Compound, including […***…] of the Synthetic Selected Compound on […***…], presented collectively for […***…] of […***…] (a “Commercialization Plan”). Firmenich will update the Commercialization Plan on a […***…], and such updates shall be provided to the Steering Committee and incorporated into the minutes of the Steering Committee.

***Confidential Treatment Requested

After the date contemplated in Section 8.8.1 after which a given Selected Synthetic Compound may be used by Senomyx Target Customers, the Commercialization Plan for such Selected Synthetic Compound will be limited to the […***…] in the format described above, which shall be updated on a […***…]. The Strategic Marketing Plans and Commercialization Plans will […***…] and neither Firmenich nor any of its Affiliates […***…].  In addition, Firmenich will use reasonable commercial efforts to develop Product prototypes/formulations and present such samples to […***…] for the […***…] product categories as identified in the Strategic Marketing Plan or Commercialization Plan, as the case may be, within […***…] from the first Regulatory Approval Date for each Selected Compound.  Firmenich will provide the Steering Committee with […***…] updates on such efforts.  The parties further acknowledge and agree that wherever the phrase “first Regulatory Approval” is used anywhere in the Agreement with respect to any specific country or geography, that notwithstanding anything to the contrary in the Agreement such “first Regulatory Approval” will be deemed to occur […***…].

3.2.2.1           Product Commercialization of Products containing Selected Synthetic Compounds in Field I and Field II.

3.2.2.1.1                         Within […***…] from each Regulatory Approval Date for each Selected Synthetic Compound […***…], Firmenich shall use reasonable commercial efforts to commence commercial sale of […***…]containing such Selected Synthetic Compound […***…].

3.2.2.1.2                         Within […***…] from each Regulatory Approval Date for each Selected Synthetic Compound […***…], Firmenich shall use reasonable commercial efforts to commence commercial sale of […***…] containing such Selected Synthetic Compound that will be incorporated into an end product of Firmenich’s customer sold […***…].

3.2.2.1.3                         For the avoidance of doubt, with respect to Selected Synthetic Compounds Firmenich will be responsible for the cost of manufacturing, packaging, promotion, advertising, sales and distribution for Firmenich’s own commercialization of Products containing Selected Synthetic Compounds.

3.2.2.1.4                         Firmenich agrees to use commercially reasonable efforts to complete the scale-up of commercial quantities of a Selected Synthetic Compound using a commercially reasonable manufacturing route within […***…] from the first Regulatory Approval Date for such Selected Synthetic

***Confidential Treatment Requested

Compound in the United States; provided, however, that if despite using commercially reasonable efforts Firmenich anticipates that it will be […***…] within the specified period due to […***…] as recognized by the Steering Committee and documented in the minutes to a meeting of the Steering Committee, then the Steering Committee will agree upon a reasonable extension of such scale-up period for Firmenich’s performance. If Firmenich anticipates that for any other reason it will be […***…], then Firmenich shall notify Senomyx not later than […***…]from the first Regulatory Approval Date for such Selected Synthetic Compound in the United States and concurrently with such notice provide Senomyx with a revised completion deadline by which Firmenich […***…]. Within […***…] following receipt of such notice Senomyx shall notify Firmenich whether it will agree to Firmenich’s Revised Completion Deadline, or in the alternative Senomyx may exercise its rights […***…] under Article 7.2(d) of the Supply Agreement. In the case of […***…], however, Firmenich will provide Senomyx with a Revised Completion Deadline by no later than […***…]. If Senomyx exercises its rights […***…], then Firmenich’s […***…] shall not be deemed a breach of its obligations to complete the commercial scale-up of such Selected Synthetic Compound within the period specified under this Section 3.2.2.1.4 and the penalty set forth in Section 3.2.2.1.5 shall not apply. However, if Senomyx instead elects to agree to Firmenich’s […***…] for a specific Selected Synthetic Compound, then in the event of Firmenich’s […***…] the date set forth in Sections 8.8.1 and 8.8.2 on which Senomyx […***…]. In accordance with the efforts and resources Firmenich would use for a compound owned by it or to which it has rights, which is of similar market potential at a similar stage in development as the applicable Selected Synthetic Compound, Firmenich will fill the market demand for Products containing such Selected Synthetic Compound in the Fields under the terms set forth in this Agreement.

3.2.2.1.5                         With respect to each Selected Synthetic Compound, if at any time prior to the date contemplated in Section 8.8.1 Firmenich elects to abandon, discontinue, or forgo development and commercialization of Products containing a Selected Synthetic Compound in any country, Firmenich’s licenses in such country under Section 8 with respect to such Selected Synthetic Compound will terminate and Firmenich will have no right to practice or use the Senomyx Technology in such country, and all rights, title and interest in and to the Senomyx Technology with respect to such Selected Synthetic Compound in such country will revert to and become the sole property of Senomyx.

***Confidential Treatment Requested

3.2.2.2           Product Commercialization of Products containing Selected Natural Compounds in Field I and Field II.

3.2.2.2.1                         Within […***…] from each Regulatory Approval Date for each Selected Natural Compound in […***…], Firmenich shall use reasonable commercial efforts to commence commercial sale of […***…] containing such Selected Natural Compound […***…].  To the extent Firmenich does not commence commercial sale of […***…] containing such Selected Natural Compound within […***…] of the Regulatory Approval Date in […***…], then Senomyx may, at its sole discretion and upon […***…] advance written notice to Firmenich, terminate the rights granted to Firmenich in Section 8 with respect to such Natural Selected Compound or reduce the license granted to a non-exclusive license for the Territory or Fields as a whole or applicable portions, and the definitions of Territory and/or Field shall be deemed modified accordingly in respect of such Selected Natural Compound in such […***…]; provided, however, that if Firmenich’s efforts to commence commercial sales are due to a delay in the […***…] of a Natural Selected Compound, as recognized by the Steering Committee, then the Steering Committee may agree to extend such periods for Firmenich’s performance.

3.2.2.2.2                         Within […***…] from each Regulatory Approval Date for each Selected Natural Compound […***…], Firmenich shall use reasonable commercial efforts to commence commercial sale of […***…] containing such Selected Natural Compound that will be incorporated into an end product of Firmenich’s customer sold […***…].  To the extent Firmenich does not commence commercial sale of […***…] containing such Selected Natural Compound within […***…], then Senomyx may, at its sole option and upon […***…] advance written notice to Firmenich, terminate the rights granted to Firmenich in Section 8 with respect to such Natural Selected Compound or reduce the license granted to a non-exclusive license for the Territory or Fields as a whole or applicable portions, and the definitions of Territory and/or Field shall be deemed modified accordingly in respect of such Selected Natural Compound in such Non-Major Country; provided, however, that if Firmenich’s efforts to commence commercial sales are due to a delay in the […***…] of a Selected Natural Compound, as recognized by the Steering Committee, then the Steering Committee may agree to extend such periods for Firmenich’s performance.

***Confidential Treatment Requested

3.2.2.2.3                         For the avoidance of doubt, with respect to Selected Natural Compounds Firmenich will be responsible for the cost of manufacturing, packaging, promotion, advertising, sales and distribution for Firmenich’s own commercialization of Products containing such Selected Natural Compounds.

3.2.2.2.4                         In accordance with the efforts and resources Firmenich would use for a compound owned by it or to which it has rights, which is of similar market potential at a similar stage in development as the applicable Selected Natural Compound, Firmenich will fill the market demand for Products containing such Selected Natural Compound in the Fields following commencement of marketing at any time during which it has Exclusive or Co-Exclusive rights for such Selected Natural Compound under this Agreement.

3.2.2.2.5                         If Firmenich elects to abandon, discontinue, or forgo development and commercialization of Products containing a Selected Natural Compound in any country, Firmenich’s licenses in such country under Section 8 with respect to such Selected Natural Compound will terminate and Firmenich will have no right to practice or use the Senomyx Technology with respect to such Selected Natural Compound in such country, and all rights, title and interest in and to the Senomyx Technology in such country will revert to and become the sole property of Senomyx.

3.2.2.3           For purposes of this Section 3.2.2, if Regulatory Approval in a country is obtained for a Compound prior to its selection by Firmenich, the Regulatory Approval Date for such country shall be deemed to be […***…].

3.2.3                     Product Commercialization of Products in Field III.

3.2.3.1                       Through […***…] in the applicable Fields, Firmenich shall use reasonable commercial efforts to commence commercial sale of Products within Field III containing S6973 for use in Tea Beverages, Coffee Beverages and Milk Beverages (as those terms are defined above within the definition of Field III) (i) […***…]; and (ii) within […***…].

***Confidential Treatment Requested

3.2.3.2         Within […***…] from each Regulatory Approval Date for S6973 in Field III […***…], Firmenich shall use reasonable commercial efforts to commence commercial sale of […***…] within Field III containing S6973 that will be incorporated into Tea Beverages, Coffee Beverages or Milk Beverages of a Firmenich customer that are sold […***…].

3.2.3.3         For the avoidance of doubt, Firmenich will be responsible for the cost of manufacturing, packaging, promotion, advertising, sales and distribution of its own Products in Field III.

3.2.3.4         Firmenich will use best efforts to sell S6973 in Field III through […***…] in the applicable Fields. Prior to such date, Firmenich shall not, […***…] in all or any portion of Field III that would commence or remain in effect following […***…], even if only on a temporary basis.  In addition, Firmenich agrees to […***…].  Following […***…] in the applicable Fields, Firmenich agrees to […***…].

3.3                   Regulatory.

3.3.1                     FEMA GRAS filings for Compound(s) shall be made by […***…]. Regulatory filings for Compounds […***…] shall be made […***…].     […***…] will provide a regulatory plan(s) for Selected Compound(s) to the Steering Committee from time to time, which may include […***…].  The Steering Committee shall provide advice and input into such regulatory plan(s).  Notwithstanding the foregoing, in the event of a disagreement within the Steering Committee regarding such regulatory plan(s), […***…] shall have the authority to make any final decision.  Firmenich and Senomyx will cooperate to the extent necessary to permit […***…] to perform the foregoing activities.  In addition, at the request of […***…] will provide […***…] with reasonable advice and assistance in connection with the regulatory approval process for Selected Compounds […***…].

3.3.2                     Unless otherwise required by local law in the relevant country, all regulatory filings made or filed for Compounds will be owned exclusively by Senomyx and shall be subject to the license grant pursuant to Section 8. In the event that due to local law in a relevant country such a regulatory filing is owned by Firmenich, then Firmenich agrees that Senomyx is hereby granted an Exclusive, royalty-free, worldwide, transferable, perpetual license (with a right to sub-license) such regulatory filing, and such regulatory filings shall be subject to the license grant pursuant to Section 8. Such license grant from Firmenich to Senomyx shall survive the termination or expiration of this Agreement and Firmenich agrees to cooperate and provide reasonable assistance to Senomyx to maintain such regulatory filings, if any, in good standing.

***Confidential Treatment Requested

3.3.3                     Subject to subsections (a) and (b) below, […***…] the out-of-pocket costs […***…] associated with (i) the regulatory approval process for each Selected Compound, and for specified Natural Compounds […***…], including, without limitation, […***…]; and (ii) the following […***…] and are required or may be required to complete a […***…] for each Selected Compound, and for specified Natural Compounds […***…], and which are […***…].  For the avoidance of doubt, out-of-pocket costs exclude […***…] unless agreed by the Steering Committee.

(a)    […***…] will […***…] for any additional out-of-pocket costs associated with the regulatory approval process for each Selected Compound or Natural Compound […***…].

(b)    Notwithstanding anything to the contrary in this Agreement, in no event will the total aggregate out-of-pocket costs to Senomyx associated with the regulatory approval process […***…] for all Selected Compounds in respect of Synthetic Compound(s) […***…].  The total aggregate out-of-pocket costs to Senomyx, as described in the preceding sentence, shall not exceed […***…] for Natural Compound(s) which is in addition to the […***…] for the Synthetic Compound(s).  Firmenich shall reimburse Senomyx for […***…] incurred in accordance with this Section 3.3.3 in excess of such amount.

(c)    […***…] that are reimbursable pursuant to this Section 3.3.3 shall not reflect any mark-up. In addition, each party shall have the right to review the costs described in this Section 3.3.3 in […***…], provided that such costs will be maintained as Confidential Information under Section 10.

3.4       For each Compound and Selected Compound evaluated by Firmenich under this Agreement, Firmenich will use commercially reasonable precautions in the evaluation of such compound including, without limitation, not exceeding concentration and exposure limits provided by Senomyx and following other guidelines provided by Senomyx with respect to any tasting by humans.  For each taste test conducted prior to Regulatory Approval in the applicable country and as permitted by local law, Recipient will require each participant to sign an attestation of informed consent that is reasonable for tasting an experimental compound.  With respect to any such testing or evaluation activities and with respect to commercial Products, Firmenich will […***…].  Fimenich shall involve Senomyx in any […***…] and will provide access to Senomyx to all related information.  Upon prior notice to Firmenich, notwithstanding Section 10 of this Agreement, Senomyx may […***…] accordingly.

***Confidential Treatment Requested

4.              Collaboration with an Affiliate or Third Party.

4.1       Collaboration with an Affiliate or Third Party with Respect to Synthetic Compounds.

4.1.1            During the Collaborative Period Senomyx will not provide research and development services to its Affiliates or any Third Party for the discovery or commercialization of Synthetic Compounds (excluding any Compounds that have been selected as Selected Synthetic Compounds) that enhance the sweetness intensity of Target Sweeteners for application in Field I and Field II, provided that during the Collaborative Period Senomyx may at any time, and from time-to-time, provide research and development services for its own benefit or to the applicable Co-Exclusive Licensee (and its Affiliates) for the discovery and commercialization of Synthetic Compounds in each case, solely for Field II, including appropriate licenses to Senomyx Technology.

4.1.2            Except as otherwise specifically provided in this Agreement or the Supply Agreement, Firmenich acknowledges and agrees that this Agreement does not restrict or limit in any way Senomyx’s right to provide research and development services and/or grant rights to Senomyx Technology to its Affiliates or any Third Party with respect to any Selected Synthetic Compounds in the Fields either during or following the Collaborative Period.

4.1.3            For any Selected Synthetic Compound, until expiration of the […***…], and subject to Firmenich’s continuing compliance with the terms of this Agreement, Senomyx agrees not to grant any rights under Senomyx Technology to its Affiliates or any Third Party for use in the […***…], and that also have […***…], for […***…] only, subject to […***…]; provided, however, that Senomyx expressly retains the right (i) to grant any party, or, in the alternative to retain for itself and its Affiliates, a Co-Exclusive license under Senomyx Technology to make, have made, use, sell, offer for sale, have sold, import and export any […***…], solely for use in Field II in the Territory at any time, and (ii) following the Collaborative Period to perform […***…] in accordance with the terms of Section 8.8.4. It is further understood and agreed that the Co-Exclusive Licensee for different Synthetic Compounds may be different and that there may also be multiple Co-exclusive Licensees for a single Synthetic Compound, provided that there is no more than one Co-exclusive Licensee for that Synthetic Compound in any given country within the Territory.

***Confidential Treatment Requested

4.1.4            In addition, and without limiting the foregoing as set forth in this Section 4.1, Senomyx also expressly retains all rights under the Senomyx Technology to make, have made, use, sell, offer for sale, have sold, import and export any Selected Synthetic Compound and Products incorporating any Selected Synthetic Compound for use in any Fields, including the right to license such rights to multiple parties, subject however to the applicable restrictions of Section 8.2.3, 8.2.5, 8.7 and 8.8.

4.2       Collaboration with an Affiliate or Third Party with Respect to Natural Compounds.  During the Collaborative Period, Senomyx will not provide research and development services to its Affiliates or any Third Party for the discovery or commercialization of Natural Compounds that enhance the sweetness intensity of Target Sweeteners for application in Field I and Field II, subject to the Co-Exclusive rights in Field II.  After the Collaborative Period and for the remainder of the Term of the Agreement, provided that Firmenich has selected a Natural Compound pursuant to Section 3.1.4 or Section 8.7 and subject also to Firmenich’s continuing compliance with the terms of this Agreement, Senomyx agrees not to grant any rights under Senomyx Technology to its Affiliates or any Third Party for use in the […***…], and that also have […***…], for applications in Field I and Field II, subject to […***…].  It is further understood and agreed that the Co-Exclusive Licensee for different Natural Compounds may be different and that there may also be multiple Co-Exclusive Licensees for a single Natural Compound, provided that there is no more than one Co-Exclusive Licensee for that Natural Compound in any given country within the Territory.

For the avoidance of doubt, during the Term, Senomyx will have the right to enter into collaborative programs and/or other commercial agreements with its Affiliates and/or with Third Parties including, but not limited to: (i) subject to Section 8.5, collaborative programs to discover compounds that modulate sweetness for use outside the applicable Field I and Field II; (ii) collaborative programs to modulate modalities other than sweetness within the Fields, and (iii) make, have made, use, sell, offer for sale, have sold, import and export Selected Synthetic Compounds and Products incorporating any Selected Synthetic Compound to Third Parties, subject to its compliance with the terms of Sections 8.2.3, 8.2.5, 8.7 and 8.8 below. The foregoing shall not authorize Senomyx to grant any license under Senomyx Technology that would conflict with Senomyx’s obligations under Article 7 of the Supply Agreement.

4.3       Except as the terms of Sections 8.2.5 and 8.8 may apply with respect to S6973, Firmenich acknowledges and agrees that this Agreement does not restrict or limit in any way Senomyx’s right to provide research and development services and/or grant rights to Senomyx Technology to its Affiliates or any Third Party for use in Field III or to directly or indirectly develop and commercialize any Compounds for use in Field III either during or following the Collaborative Period.

***Confidential Treatment Requested

4.4       Based upon the size of the market opportunity, the probability of success, the timing of potential commercialization of new flavor ingredients and the amount of funding from existing collaborators (including amounts under this Agreement), Senomyx acknowledges that its research program to identify synthetic flavor ingredients that can enhance the sweetness of Target Sweeteners is currently one of its highest priority programs. In the event that Senomyx determines […***…], including the Research Plan, Senomyx will […***…] on a program by program basis taking into account factors such as […***…] for the applicable program, the […***…] and […***…] from the program, the […***…] that Senomyx is […***…] for the conduct of a given program, the […***…] to Senomyx as well as other facts and circumstances that may be relevant at that time. If at any time during the Collaborative Period Senomyx, based on relevant facts and circumstances at such time, determines that […***…], Senomyx shall notify Firmenich and the parties shall then convene a special meeting of the Steering Committee within ten (10) days thereafter. Among the facts and circumstances that Senomyx shall consider in making such a determination shall be:

(i) […***…];

(ii) […***…];

(iii) […***…]; and

(iv) […***…].

During any such specially convened meeting, the Steering Committee shall discuss alternative approaches to provide for the […***…] that Senomyx determines that it is […***…], including without limitation […***…] for the conduct of the Research Plan […***…]. However, no such […***…] unless and until the […***…] are mutually agreed by Senomyx and Firmenich in writing.

5.              Law and Regulation.  The Compounds, Selected Compounds, and any other materials provided by Senomyx under this Agreement must be used in compliance with all applicable laws and regulations, including, without limitation, all import and export laws and regulations.

6.              Reporting.  Each party will report to the other a written summary of results of research and development work it carries out, if any, under this Agreement at […***…]. Each party agrees to prepare and exchange written and electronic reports concerning any results and data that must be used by either party as supporting information for any regulatory filings.  The exchange of such report may be reasonably supplemented, at the request of the party receiving a report, by correspondence and/or upon reasonable prior notice, visits to the other party’s facilities.

***Confidential Treatment Requested

7.              Financial Terms.

7.1

7.1.1                     License Fee.  In partial consideration for the license and Option grants for the Collaborative Program under Sections 8.1.1, 8.1.2 and 8.6, Firmenich shall pay to Senomyx a fee of US $20,000,000 to be paid according to the following schedule:

(a)   US $10,000,000 within twenty (20) days of the Effective Date; and

(b)   US $8,000,000 within thirty (30) days of the earlier of (i) the occurrence of first Regulatory Approval of S6973 in the United States and written notification of determination by Firmenich pursuant to Section 7.1.2 that S6973 is Commercially Viable; or (ii) the occurrence of both first Regulatory Approval of a Selected Compound in the United States and written notification of determination by Firmenich pursuant to Section 7.1.2 that such Selected Compound is Commercially Viable.

In consideration for the license grants to S6973 in Field III under the Second Amendment to the Original Agreement, Firmenich will pay to Senomyx US […***…] within 10 days of the Second Amendment Effective Date.

Such payments shall be non-refundable and non-creditable. Senomyx acknowledges that it has previously received all such payments as set forth in this Section 7.1.1 from Firmenich prior to the Amended and Restated Effective Date.

7.1.2                     Determination of Commercial Viability.  For purposes of Section 7.1.1(b), Firmenich will conduct an evaluation of whether the applicable Compound is Commercially Viable.  Firmenich shall be solely responsible for […***…], that it incurs to perform such evaluations.  During such evaluations, Firmenich will provide regular written updates, but not less often than by the […***…], to Senomyx including the progress and results of such evaluation. If Firmenich determines that the applicable Compound is not Commercially Viable, then Firmenich shall deliver a final written update that shall include […***…].  For the avoidance of doubt, the determination of whether a Compound is Commercially Viable only relates to […***…].

***Confidential Treatment Requested

7.1.2.1           Evaluation of S6973.  With respect to […***…], Firmenich will have until […***…] to provide written notice to Senomyx that it has determined S6973 is Commercially Viable.  In the event that Senomyx does not receive such written notice from Firmenich within the timeframe set forth above or in the event that Firmenich determines that S6973 is not Commercially Viable, then notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Sections 4, 8.5 and 8.7), Firmenich shall have no further rights to S6973 (including any salt or ester thereof) under this Agreement and Senomyx will be free to license S6973 (including any salt or ester thereof) to an Affiliate(s) or a Third Party(ies),  and to enter into discovery and development collaborations with an Affiliate(s) or a Third Party(ies), in the Fields for the purpose of developing and commercializing S6973 (including any salt or ester thereof).

7.1.2.2           Other Compounds.  In the event that Senomyx has not received payment under Section 7.1.1(b), then with respect to any Compound […***…], Firmenich will have up to […***…] from receipt of the data package under Section 3.1.2 for the applicable Compound to provide written notice to Senomyx that it has determined such Compound is Commercially Viable.  In the event that Senomyx does not receive such written notice from Firmenich within the timeframe set forth above or in the event that Firmenich determines that such Compound is not Commercially Viable, then notwithstanding any other provision of this Agreement to the contrary, such Compound will thereafter not be considered a Selected Compound under the Agreement.  In such event, Firmenich agrees to reimburse Senomyx pursuant to Section 3.3.3 for work performed until such date and any non cancelable costs.  For the avoidance of doubt, costs incurred by Senomyx for such Compound will be included in the […***…] for purposes of Section 3.3.3.

7.1.3                     In consideration for the extension of the Collaborative Period on the terms and conditions set forth in this Agreement including without limitation the […***…] set forth in Section 3.1.6 above, Firmenich shall pay to Senomyx a non-refundable, non-creditable amount of US $4,000,000, which shall be payable by Firmenich according to the following payment schedule:

•         US $1,000,000 payable on or before […***…]; and

•         US $3,000,000 payable on or before […***…].

***Confidential Treatment Requested

In addition, for each of the […***…] following the Amended and Restated Effective Date, Firmenich shall pay to Senomyx a non-refundable and non-creditable commercial milestone payment of […***…].  Such payment shall accrue upon written notification by Firmenich under […***…] and shall be payable to Senomyx within […***…] thereafter. In addition, upon the […***…], Firmenich shall pay to Senomyx a non-refundable and non-creditable one-time commercial milestone payment of […***…] within […***…] following such event. For avoidance of doubt, the parties acknowledge that such […***…] milestone shall be payable only once, even if […***…].

If between the Amended and Restated Effective Date and July 27, 2016 […***…], then by no later than July 27, 2016 Firmenich shall pay to Senomyx a non-refundable and non-creditable payment of US $1,000,000.

For the avoidance of doubt, obligations and payments under this Section 7.1.3 shall be in addition to any other obligations and payments contemplated under Section 7 of the Agreement including, without limitation, Sections 7.1, 7.2 and 7.3.

7.2                               Research and Development Support.

7.2.1                     Research Fees for First Two Years of Collaborative Period.  For the first two years of the Collaborative Period, Firmenich will pay Senomyx annual research fees (“Research Fees”) of […***…] for the Collaborative Program including the activities performed pursuant to the Research Plan.  These payments will be made in advance in equal quarterly installments in the amount of […***…].  The first payment of […***…] will be made within […***…] following the Effective Date.  Effective upon exercise of the Option by Firmenich pursuant to Section 8.6 (November 25, 2010), the annual Research Fees for the Collaborative Program shall automatically increase upon receipt of such notice by […***…] such that the total annual Research Fees will be […***…]. These payments will be made in advance in equal quarterly installments in the amount of […***…].

In addition to the foregoing, Firmenich and Senomyx have agreed that at the first meeting of the Steering Committee following the Effective Date of this Agreement, the parties will discuss […***…]. Such discussion shall include a consideration of […***…] and other related details for the […***…], including […***…].

***Confidential Treatment Requested

7.2.2               Research Fees for Remainder of the Collaborative Period.   For the third through seventh years of the Collaborative Period, Firmenich will pay Senomyx annual Research Fees as follows:

Collaborative Period	Total annual Research Fees
Year 3 (July 28, 2011-July 27, 2012)	[…***…]
Year 4 (July 28, 2012-July 27, 2013)	[…***…]
Year 5 (July 28, 2013-July 27, 2014)	[…***…]
Year 6 (July 28, 2014-July 27, 2015)	[…***…]
Year 7 (July 28, 2015-July 27, 2016)	[…***…]

These payments will be made in advance in equal quarterly installments.

7.2.3                     Option for Natural Compounds.  In the event the Option is exercised pursuant to Section 8.6, Firmenich will reimburse Senomyx for […***…], up to a maximum amount equal to […***…]. The parties recognize that Firmenich and/or Senomyx may have the in-house capabilities required to perform certain research or development activities associated with Natural Compounds.  The Steering Committee will discuss the relative capabilities of the two parties and decide the most appropriate party to perform such activities.

7.2.4                     Payment Terms for Research Fees.  Payments for any period which is less than three (3) months of the Collaborative Period will be prorated based on the actual number of days in such period. These Research Fees are inclusive of […***…]. These payments do not include: (i) […***…] associated with providing support for the Collaborative Program; or (ii) the costs of any unanticipated materials or equipment as requested and agreed to by the Steering Committee. Additional Research Fees, if any, may be proposed to the Steering Committee and agreed to in writing.

7.3                    Milestone Payments.

7.3.1                     Synthetic Compounds.  With respect to Synthetic Compounds, Firmenich will pay Senomyx the non-creditable, non-refundable milestone payments below within […***…] of the occurrence of the following milestone events under this Agreement based on the particular […***…] as follows, it being also understood and agreed that any milestone payments received by Senomyx under the terms of the Original Agreement prior to the Amended and Restated Effective Date shall also continue to be non-creditable and non-refundable under the terms of this Agreement:

***Confidential Treatment Requested

For […***…] with an […***…]

[…***…]	Payment
[…***…]	[…***…]

For […***…] with an […***…]:

[…***…]	Payment
[…***…]	[…***…]

For […***…] with an […***…]

[…***…]	Payment
[…***…]	[…***…] (1)

[…***…]	Payment
[…***…]	[…***…]

(1)         The parties acknowledge that […***…] and the associated fee of […***…] has been paid.

For the […***…] with an […***…]

[…***…]	Payment
The […***…]	[…***…]

[…***…]	Payment
[…***…]	[…***…]

For the […***…] for an […***…] after the Amended and Restated Effective Date:

[…***…]	Payment
The […***…]	[…***…]

For any […***…] for an[…***…] after the Amended and Restated Effective Date and for which milestones are not otherwise specified above in this Section 7.3.1:

[…***…]	Payment
The […***…]	[…***…]

[…***…]	Payment
[…***…]	[…***…]

***Confidential Treatment Requested

For each and any […***…] for any […***…]:

[…***…]	Payment
First […***…]	[…***…]
Each subsequent […***…]	[…***…]*

[…***…]	Payment
First […***…]	[…***…]
Each subsequent […***…]	[…***…]*

*[…***…].

For purposes of this Section 7.3.1, if […***…] is obtained for a Compound prior to […***…], the date of […***…] shall be deemed to be the date Firmenich […***…].

With respect to […***…], in addition to the milestones set forth above, Firmenich will also pay the following non-creditable, non-refundable milestone payments within […***…] of the occurrence of the following milestone events under this Agreement:

Milestone Event	Payment
Achievement of […***…]	[…***…]
Achievement of […***…]	[…***…]
Achievement of […***…]	[…***…]
Achievement of […***…]	[…***…]
Achievement of […***…]	[…***…]

7.3.2                     Option for Natural Compounds.  With respect to Compounds that are Natural Compounds, Firmenich will pay Senomyx the non-creditable, non-refundable milestone payments below within […***…] of the occurrence of the following milestone events under this Agreement:

[…***…]	Payment
First […***…]	[…***…]
Each subsequent […***…]	[…***…]*

[…***…]	Payment
First […***…]	[…***…]
Each subsequent […***…]	[…***…]*

[…***…]	Payment
First […***…]	[…***…]
Each subsequent […***…]	[…***…]*

***Confidential Treatment Requested

*[…***…].

For purposes of this Section 7.3.2, if […***…] is obtained for a Natural Compound prior to […***…], the date of […***…] shall be deemed to be the date Firmenich […***…].

7.4                               Minimum Annual Royalties.

7.4.1                     Synthetic Compounds.  On or before […***…], the provisions of this Section 7.4.1 shall apply and Firmenich will pay the minimum annual royalties described below to Senomyx for Synthetic Compounds.  Minimum annual royalties under this Section 7.4.1 shall no longer be due for the period commencing […***…] and thereafter throughout the remainder of the Royalty Term. With respect to the minimum annual royalties set forth in Sections 7.4.1.1 and 7.4.1.2, the obligations to pay the applicable minimum annual royalties under such provision shall be measured based on the first […***…], and no additional minimum annual royalty obligation is triggered upon the happening of said event for any other Selected Synthetic Compound that subsequently achieves the same […***…].  For the avoidance of doubt, the final minimum annual royalty payment pursuant to Section 7.4.1 for the period ending […***…] shall be due on […***…] notwithstanding the references to Royalty Year and successive years in the charts below.  Minimum annual royalties pursuant to this Section 7.4.1 for any partial Royalty Years shall be paid on a pro-rata basis and shall be non-refundable and non-creditable.

7.4.1.1  Following first […***…] of a Selected Synthetic Compound:

Royalty Year for first Selected Synthetic Compound	Minimum Annual Royalty Payment Due (for the applicable Royalty Year, as defined below)
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year and successive years	[…***…]

***Confidential Treatment Requested

7.4.1.2  Following first […***…] of a Selected Synthetic Compound:

Royalty Year after […***…] for first Selected Synthetic Compound	Minimum Annual Royalty Payment Due (for the applicable Royalty Year, as defined below)
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year, and successive years	[…***…]

7.4.1.3  In addition to the minimum annual royalties set forth under Section 7.4.1.1 and 7.4.1.2, during the Royalty Term for S6973, Firmenich will also pay the following minimum annual royalties for S6973 in Field III:

Royalty Year for S6973	Minimum Annual Royalty Payment Due (for the applicable Royalty Year)
[…***…] Royalty Year […***…]	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] Royalty Year	[…***…]
[…***…] and each successive Royalty Year thereafter, except as provided in the […***…] Clause set forth below	[…***…]

[…***…] Clause.  If, in addition to S6973, Senomyx receives […***…], then the minimum annual royalty for Field III shall be […***…].

For example:

•      If […***…], then the minimum annual royalty under Section 7.4.3 for Net Sales of Products in Field III […***…] and the […***…] calendar year for which minimum annual royalties would be due […***…].

***Confidential Treatment Requested

•    If […***…], then the minimum annual royalty under Section 7.4.3 for Net Sales of Products in Field III […***…] and the […***…] calendar year for which minimum annual royalties would be due […***…].

7.4.2          Option for Natural Compounds.  Within […***…] following Firmenich’s […***…] for each Natural Compound that Firmenich selects under Section 3.1.4, Firmenich and Senomyx shall […***…] minimum annual royalty […***…] the amounts due under Section 7.4.1) based on […***…] (as compared to the […***…] that are […***…]) for such […***…] based on information contained in the […***…] (which shall contain […***…]), with the first such […***…] minimum annual royalty to be due (i) with respect to the […***…], commencing for the […***…] Royalty Year, and […***…] each year thereafter in accordance with any […***…] in […***…]; and (ii) with respect to the […***…], commencing on the […***…] Royalty Year following such approval and […***…] each year thereafter in accordance with any […***…] in […***…]. The […***…] with respect to any such […***…] minimum annual royalty shall be reflected in the minutes of the […***…] and shall be […***…]. In the event that […***…] the […***…] minimum annual royalties due for any Selected Natural Compound under this Section 7.4.2, […***…] in accordance with the […***…] Agreement.

7.4.3                           Payment Terms for Minimum Annual Royalties.  For purposes of this Section 7.4, if […***…] is obtained for a Compound prior to […***…], the date of […***…] shall be deemed to be the date Firmenich […***…].  Minimum annual royalty payments are non-refundable.

The amount by which the earned royalties provided for in Section 7.5 paid for a given Royalty Year (as defined below) is less than the amount of the relevant minimum annual royalty shall be paid by Firmenich to Senomyx within […***…] from the end of that Royalty Year.

In the event of the expiration or termination of this Agreement, the minimum annual royalty for the final Minimum Annual Royalty Year shall be paid on such expiration or termination date on a pro-rata basis and shall be non-refundable and non-creditable.

***Confidential Treatment Requested

7.5.1                     Royalty for Products containing Selected Synthetic Compounds in Fields I and II.

7.5.1.1           For sales occurring before […***…], the terms set forth in this Section 7.5.1.1 will apply to royalties on Products containing Selected Synthetic Compounds in Field I and Field II.  During the Royalty Term, Firmenich will pay to Senomyx a royalty equal to the applicable royalty rate for Produts containing Selected Synthetic Compounds (“Synthetic Compound Royalty Rate”) multiplied by Net Sales of Products containing Selected Synthetic Compounds in Field I and Field II. The Synthetic Compound Royalty Rate will be calculated at the end of each calendar quarter during the Royalty Term, and will be based on cumulative Net Sales of Products containing Selected Synthetic Compounds during the applicable Royalty Year, as follows:

•                                          If the cumulative Net Sales of Products containing Selected Synthetic Compounds for the applicable Royalty Year as of the end of the applicable calendar quarter are equal to or less than Threshold One, then the Synthetic Compound Royalty Rate shall be […***…].

•                                          If the cumulative Net Sales of Products contiaining Selected Synthetic Compounds as of the end of the applicable calendar quarter are greater than Threshold One but less than Threshold Two for such Royalty Year as reflected on the table in Appendix B attached to this Agreement, then the Synthetic Compound Royalty Rate will be […***…].

•                                          Through the end of the […***…], if the cumulative Net Sales of Products containing Selected Synthetic Compounds as of the end of the applicable calendar quarter are equal to or greater than Threshold Two for such Royalty Year as reflected on the table in Appendix B attached to this Agreement, then the Synthetic Compound Royalty Rate will be […***…].

•                                          Beginning in the […***…], if the cumulative Net Sales of Products Containing Selected Synthetic Compound as of the end of a calendar quarter are greater than Threshold Two for such Royalty Year as reflected on the table in Appendix B attached to this Agreement, then the Synthetic Compound Royalty Rate will be […***…] on the […***…], and […***…].

The amount due each calendar quarter will be equal to the applicable Synthetic Compound Royalty Rate multiplied by the cumulative Net Sales of Product containing Selected Synthetic Compound during the applicable Royalty Year, less any royalty payments actually paid with respect to calendar quarters during the same Royalty Year. An example of the calculation methodology for a sample Royalty Year is provided on Appendix B.

***Confidential Treatment Requested

7.5.1.2  Effective […***…], this Section 7.5.1.2 will apply to royalties on Products containing any Selected Synthetic Compounds in Field I and Field II.  During the Royalty Term, with respect to Net Sales of Products that contain any Selected Synthetic Compound in Field I and Field II, Firmenich will pay to Senomyx a royalty equal to the applicable Synthetic Compound Royalty Rate in the table below, multiplied by the Net Sales of Products containing Selected Synthetic Compound(s) in Field I and Field II during the applicable quarter.

Applicable Period During which Net Sales of Products Containing Any Selected Synthetic Compounds Occur	Synthetic Compound Royalty Rate
[…***…]*	[…***…]
[…***…]* through the remainder of the Royalty Term	[…***…], subject to the increase described below

*In the event that the date of […***…].

Commencing […***…], the Synthetic Compound Royalty Rate under this Section 7.5.1 will increase by […***…] for each […***…] at any time following the Amended and Restated Effective Date, up to a maximum fixed Synthetic Compound Royalty Rate of […***…]. By way of example, if […***…] the applicable Synthetic Compound Royalty Rate shall be […***…], which shall be applicable to all Products that contain any Selected Synthetic Compound following such date. If […***…], the applicable Synthetic Compound Royalty Rate shall then immediately increase to […***…], which shall be applicable to all Products that contain any Selected Synthetic Compound following such date.

7.5.2                     Royalties for Products in Field III.  Notwithstanding anything to the contrary contained in this Agreement, the Royalty Rate for Net Sales of Products in Field III shall be […***…].  Accordingly, during the Royalty Term, with respect to Net Sales of Products in Field III, Firmenich will pay to Senomyx a royalty equal to […***…].  The amount due each calendar quarter for Net Sales of Products in Field III will be equal to […***…].  In order to accurately calculate royalties pursuant to Section 7.5, and to confirm the accuracy of payments and

***Confidential Treatment Requested

obligations under Sections 7.3.1 and 7.4.1.3, Firmenich agrees to implement procedures and practices in order to track sales of Product intended for use in Field III separate from sales of Products intended for use in Field I and Field II which shall be reported to Senomyx under Section 7.5.  Such procedures and practices will be presented to and reviewed by the Steering Committee […***…] and will be subject to audit and inspection in accordance with the provisions of Section 7.10.

7.5.3                     Royalties for Products Containing Any Selected Natural Compounds.  During the Royalty Term, Firmenich will pay to Senomyx a royalty equal to the applicable royalty rate for Products containing any Selected Natural Compounds (“Natural Compound Royalty Rate”) multiplied by Net Sales of Products containing Selected Natural Compound in Field I and Field II. The Natural Compound Royalty Rate for each Natural Compound will be determined separately. The amount due each calendar quarter for Net Sales of Products containing any Selected Natural Compounds will be equal to the applicable Natural Compound Royalty Rate multiplied by the cumulative Net Sales of Products containing any Selected Natural Compounds during the applicable quarter. The Natural Compound Royalty Rate will be calculated using a detailed financial model under the terms of a Natural Royalty Rate Agreement that will result in each party receiving […***…] (a “Natural Royalty Rate Agreement”); provided, however that the Natural Royalty Rate for any given calendar quarter shall not be less than […***…] (“Natural Compound Royalty Floor”). It is the intent of the parties that the financial model to determine the Natural Compound Royalty Rate will be structured in a manner consistent with the financial model used to determine the applicable royalty rate under the Second Agreement and with comparable components, except that the parties shall include actual amounts for the individual components if they can be reasonably measured and reported for the applicable period in accordance with IFRS. The Natural Royalty Rate Agreement shall also detail audit procedures to confirm the accuracy of the individual components. During the […***…] following Firmenich’s receipt of a data package for a given Natural Compound and for the […***…] thereafter in the circumstance that Firmenich delivers the notification under Section 3.1.4  that it will […***…] for a Natural Compound, which period may be extended by an additional […***…] upon mutual agreement of the parties (collectively, the “Natural Compound Negotiation Period”), the parties will negotiate in good faith the terms of a Natural Royalty Rate Agreement, including the associated detailed financial model and its specific components. During such Natural Compound Negotiation Period, the parties will act reasonably, diligently and in good faith to achieve an agreement that is acceptable to both parties,

***Confidential Treatment Requested

and such diligence shall be consistent with the aim of achieving a final Natural Royalty Rate Agreement for the given Natural Compound within such Natural Compound Negotiation Period and shall include responding promptly to proposals from the other party and attending meetings upon reasonable notice.  Upon the parties entering into mutually acceptable Natural Royalty Rate Agreement within the Natural Compound Negotiation Period for a Natural Compound, such Natural Compound shall be deemed a Selected Compound under the terms of this Agreement. If the parties acting in accordance with the foregoing are unable to agree on such a Natural Royalty Rate Agreement within the Natural Compound Negotiation Period, then if requested by Firmenich prior to the expiration of such period, the terms of the Natural Royalty Rate Agreement, including the applicable Natural Compound Royalty Rate, shall be determined by an Expert in accordance with the Expert Determination Procedure attached hereto as Appendix E and the Natural Compound Negotiation Period shall be deemed extended until […***…] following the date that the Expert notifies Firmenich of its written determination of the Natural Royalty Rate Agreement. Firmenich shall notify Senomyx within […***…] days following the date that the Expert notifies Firmenich with its written determination of the Natural Royalty Rate Agreement whether it wishes to accept such terms, and if Firmeinch does accept such terms then the parties shall promptly execute the Natural Royalty Rate Agreement not later than […***…] days thereafter and the Natural Compound shall then be deemed a Selected Compound. If Firmenich (i) notifies Senomyx during the Natural Compound Negotiation Period that it does not wish to have the Expert determine the terms of the Natural Royalty Rate Agreement, or (ii) does not notify Senomyx during the Natural Compound Negotiation Period that it wishes to have the Expert determine the terms of the Natural Royalty Rate Agreement, or (iii) does not accept the terms set by the Expert as set forth above, then Senomyx shall have no further obligation under this Section 7.5.3 with respect to such Natural Compound, the Natural Compound Negotiation Period shall immediately terminate, and Firmenich may not thereafter select such Natural Compound for development notwithstanding any other terms of this Agreement to the contrary, and in the case of subsection (iii) Firmenich shall also reimburse Senomyx for all of its out-of-pocket costs in connection with the Expert Determination Procedures within […***…] days after Senomyx provides an invoice to Firmenich for such expenses.

7.5.4                     Sales by Firmenich and its Affiliates in all cases (including, without limitation, to related parties such as Affiliates and joint ventures) shall be conducted through arms-length transactions based on fair market value.  In the event of a dispute between the parties regarding the fair market value, […***…].   In the event that Firmenich sells Products to its Affiliates, amounts payable to Senomyx will be based on the greater of (i) […***…]; (ii) […***…] or (iii) […***…].  For the avoidance of doubt, […***…].

***Confidential Treatment Requested

7.6                               Payment Terms.  The amounts due under Section 7.5 will be paid within […***…] after the end of each calendar quarter period in which such royalties are earned during the Royalty Term for each Product.  With each such quarterly payment, Firmenich (or its respective Affiliate) will furnish to Senomyx a statement in sufficient detail to permit confirmation of the accuracy of the payment made, which sets forth […***…].  In addition, with respect to payments to Senomyx for sales of Selected Compound […***…], Firmenich (or its respective Affiliate) will furnish to Senomyx a royalty statement to permit confirmation of the accuracy of the royalty payment made, which includes […***…].

7.7                               Currency of Payment. All payments to be made under this Agreement, including the amounts payable to Senomyx by Firmenich, will be paid in United States dollars by wire transfer or other mutually acceptable means to a bank account designated by Senomyx.  With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency are required, such conversion will be made […***…].  Translation of sales and all components of the royalty calculation recorded in local currencies to United States dollars will be performed in a manner consistent with Firmenich’s normal practices used to prepare its financial statements audited by an independent auditor for internal and external reporting purposes, which uses a widely accepted published exchange rate.

7.8                               Taxes Withheld.  Any income or other tax that Firmenich, or any of its Affiliates is required by a government agency to withhold and pay on behalf of Senomyx with respect to the royalties payable under this Agreement will be deducted from and offset against such royalties prior to remittance to Senomyx; provided, however, that in regard to any tax so deducted, Firmenich will give or cause to be given to Senomyx such assistance as may reasonably be necessary to enable Senomyx to claim exemption from or credit for the tax so deducted, and in each case will promptly furnish to Senomyx proper evidence of the taxes paid on Senomyx’s behalf.

7.9                               Late Payment.  In the event that any payment, including royalty payments, due hereunder is not made when due, the payment will accrue interest from that date due at the rate of […***…]; provided, however, that in no event will such rate exceed the maximum legal annual interest rate.  The payment of such interest will not limit Senomyx from exercising any other rights it may have as a consequence of the lateness of any payment.

***Confidential Treatment Requested

7.10                        Records of […***…], Net Sales and Royalty Calculations.  During the Royalty Term and for a period of […***…] thereafter, Firmenich will keep complete and accurate records of […***…] to calculate Net Sales of each Product and royalty payment calculations in sufficient detail to allow the accrued royalties to be determined accurately in accordance with International Financial Reporting Standards (“IFRS”) and to verify the royalty payments and Royalty Rate pursuant to Section 7.5.  Senomyx, with reasonable written notice to Firmenich and not to exceed once per year, will have the right to […***…] to verify the accuracy of the reports of […***…] and […***…].  […***…].  Senomyx agrees not to disclose Confidential Information concerning royalty payments reports, and all other information learned in the course of an audit or inspection, except to the extent necessary for Senomyx to enforce its rights under this Agreement or if disclosure is required by law.

8. Grants.

8.1                               Grant of Rights.

8.1.1                                             Field I.   Subject to the terms and conditions of this Agreement, Senomyx hereby grants to Firmenich the following nontransferable (except as permitted under Sections 8.2.1 and 17.12), licenses under the Senomyx Technology:

(i) an Exclusive license to use Compound(s) (excluding any Compounds that have been selected as Selected Synthetic Compounds) for evaluation during the Collaborative Period in Field I in the Territory for the intended purpose of enhancing the sweet taste of a Target Sweetener;

(ii) a non-exclusive license to make, have made, use, sell, offer for sale, have sold, import and export Products incorporating a Selected Synthetic Compound for use in Field I in the Territory for the applicable Intended Purpose; and

(iii) an Exclusive license to make, have made, use, sell, offer for sale, have sold, import and export Products incorporating a Selected Natural Compound for use in Field I in the Territory for the applicable Intended Purpose .

8.1.2                                             Field II.   Subject to the terms and conditions of this Agreement, Senomyx hereby grants to Firmenich the following nontransferable (except as permitted under Sections 8.2.1 and 17.12) licenses under the Senomyx Technology:

(i) a Co-Exclusive license to use Compound(s) (excluding any Compounds that have been selected as Selected Synthetic Compounds) for evaluation during the Collaborative Period in Field II in the Territory for the intended purpose of enhancing the sweet taste of a Target Sweetener;

***Confidential Treatment Requested

(ii) a non-exclusive license to make, have made, use, sell, offer for sale, have sold, import and export Products incorporating a Selected Synthetic Compound for use in Field II in the Territory for the applicable Intended Purpose; and

(iii) a Co-Exclusive license to make, have made, use, sell, offer for sale, have sold, import and export Products incorporating a Selected Natural Compound for use in Field II in the Territory for the applicable Intended Purpose.

8.1.3  Collaboration Program […***…].  This Section 8.1.3 does not apply to […***…].  Senomyx hereby grants to Firmenich a non-exclusive, non-sublicensable and non-transferable (except as permitted under Sections 8.2.1 and 17.12) license under the Collaboration Program IP to […***…] under the Collaborative Program (but only to the extent […***…]) as reflected in the Research Plan […***…].  Notwithstanding the foregoing, it is understood and agreed that Firmenich may not exercise or use any of the rights granted under the […***…] unless and until such time as […***…], and Firmenich has exercised its right to effect […***…] as set forth below. It is further understood and agreed that Firmenich shall be prohibited from exercising or using any of the rights granted under […***…] (i) during any period if it is in material breach of this Agreement, or (ii) if […***…] occurs after the end of the […***…] under the Agreement. Any use by Firmenich of the […***…] prior to Firmenich’s proper exercise of […***…] shall invalidate this Section 8.1.3 ab initio.  […***…], following Firmenich’s written notice of […***…] subsequent to […***…], Senomyx shall promptly use […***…] from the aforementioned […***…] in order to give Firmenich the full benefits and rights of the […***…], but only to the extent that it would not cause Senomyx to incur out-of-pocket expenses […***…]. Nevertheless, Firmenich acknowledges and agrees that this Section 8.1.3 shall not obligate Senomyx to maintain […***…] or to continue to perform any obligations under […***…] either during or following the Term of this Agreement. Similarly, this Section 8.1.3 does not impose on Senomyx any obligation to […***…] prior to or following […***…].

In addition to the […***…] set forth in the paragraph above, following Firmenich’s written notice to Senomyx of […***…], (i) Senomyx shall provide Firmenich with […***…] and […***…], such as information regarding […***…] to the extent necessary to evaluate […***…] or to support […***…] of any […***…] and […***…], but only to the extent that such […***…]; and (ii) Senomyx shall provide Firmenich with […***…] and a copy of […***…], if any, but only to the extent that […***…].

In the event of the first occurrence of an event under subsection (A) under the definition of […***…] (as defined on Appendix A) during the Collaborative Period, Senomyx shall promptly notify Firmenich of such occurrence. In the event that […***…] occurs during the Collaborative Period, Firmenich shall

***Confidential Treatment Requested

have the option, in its sole discretion, within […***…] thereafter to […***…].  To exercise this option, Firmenich shall send written notice of its election to Senomyx and, immediately upon the sending of such notification, Firmenich shall be permitted to exercise its rights under the […***…], except in the event that Firmenich is in material breach of this Agreement. Upon Firmenich’s exercise of […***…] the Collaborative Program as reflected in the Research Plan. For avoidance of doubt, […***…]. Notwithstanding anything in this Agreement to the contrary, this Section 8.1.3 shall terminate automatically upon the earlier of (i) termination or expiration of this Agreement and (ii) the […***…] of the Effective Date of this Agreement, except that […***…].

8.1.4        [Intentionally Omitted]

8.1.5        Field III.   Subject to the terms and conditions of this Agreement, Senomyx hereby grants to Firmenich a non-exclusive, nontransferable (except as permitted under Sections 8.2.1 and 17.12), license under the Senomyx Technology, to make, have made, use, sell, offer for sale, have sold, import and export Products incorporating S6973 for use in Field III in the Territory for the applicable Intended Purpose of enhancing the sweet taste of sucrose.

8.1.6        Regulatory Approval of […***…].  In the event that […***…] Senomyx receives written notice […***…], then Senomyx shall promptly notify Firmenich of any such written notice.  At any time within […***…] following Firmenich’s receipt of such notice from Senomyx Firmenich may elect to […***…] by delivery to Senomyx of its election (a “Conversion Election”). Upon Senomyx’s receipt of a Conversion Election during such […***…] period, Firmenich’s […***…]. Upon Senomyx’s receipt of such Conversion Election by Firmenich, Senomyx may thereafter in its sole discretion and upon […***…] prior notice to Firmenich elect to […***…]. In such instance, for purposes of this Agreement the definition of […***…]. For avoidance of doubt, the parties acknowledge and agree that a Conversion Election […***…].  Notwithstanding any conflicting provisions in this Agreement to the contrary, upon Senomyx’s receipt of a Conversion Election Senomyx may at any time thereafter […***…].

***Confidential Treatment Requested

8.2                               Limitations to Licenses.

8.2.1                     Sublicensing by Firmenich.  Except as provided below, Firmenich may not sublicense its rights under Section 8 to Third Parties.  Firmenich may sublicense its rights […***…], on the condition that Firmenich assumes the responsibility for performance due by any such sublicensee under a sublicense of the obligations imposed upon Firmenich in the license under the Agreement (including, without limitation, diligence obligations under Section 3 of this Agreement, the timely payment by Firmenich under Section 7 of the Agreement and the conditions of sales under Section 8.2.2 of the Agreement).  Firmenich will agree to be responsible for and to guarantee payment of royalties due on […***…] by […***…].

8.2.2                     […***…] Firmenich Target Customers. For the avoidance of doubt, during the applicable Royalty Term for a given Selected Compound or Product Firmenich and its Affiliates shall not knowingly sell or provide such Selected Compound(s) or Product(s) to any Third Party for use outside the relevant Fields or for use other than for the Intended Purpose of enhancing the sweet taste of the applicable Target Sweetener(s) for a given Selected Compound.  In addition, following the Amended and Restated Effective Date and during the applicable Royalty Term for a given Selected Compound or Product Firmenich agrees […***…].  Firmenich and its Affiliates shall […***…] with its purchasers which include the […***…] upon Firmenich in this Section 8.2.2.  If Firmenich (or any of its Affiliates) […***…] Selected Compound(s) or Product(s) outside of the relevant Fields licensed to Firmenich under this Section 8 or other than for the intended purpose of enhancing the sweet taste of the applicable Target Sweetener(s) for a given Selected Compound or […***…] by any purchaser, then Firmenich (and its Affiliates) will […***…]: (a) […***…]; and (b) […***…]; and (c) […***…] until such time that it receives […***…].  In the event that […***…] Firmenich becomes aware that […***…] Selected Compound(s) or Product(s) outside of the relevant Fields licensed to Firmenich under Section 8 or other than for the intended purpose of enhancing the sweet taste of the applicable Target Sweetener for the given Selected Compound, or is engaged in […***…], then Firmenich shall promptly notify Senomyx and immediately discontinue sales of Products to such purchasers until such time that Senomyx agrees to authorize future sales, in its reasonable determination.

8.2.3                     […***…] Senomyx Target Customers.  Following the Amended and Restated Effective Date, on a Selected Synthetic Compound by Selected Synthetic Compound basis, until the applicable date for such Selected Synthetic Compound under Section 8.8.1, 8.8.2 and 8.8.3, as applicable, Senomyx agrees to […***…] from: (i) […***…] until after the applicable date contemplated in Section 8.8.1; (ii) […***…] until after the

***Confidential Treatment Requested

applicable date contemplated in Section 8.8.2; and (iii) […***…] until after the applicable date contemplated in Section 8.8.3. for such Selected Synthetic Compound or Substantially Similar Modification to such Selected Synthetic Compound, after such dates for a given Selected Synthetic Compound or a Substantially Similar Modification to such Selected Synthetic Compound, as the case may be, […***…] with respect to such Selected Synthetic Compound or a Substantially Similar Modification to such Selected Synthetic Compound shall no longer apply. Senomyx and its Affiliates shall […***…].  It is expressly agreed that Senomyx shall not be deemed to be in breach of this Section 8.2.3 due to Senomyx’s […***…] prior to the Amended and Restated Effective Date for use or evaluation in […***…] following the Amended and Restated Effective Date. If Senomyx (or any of its Affiliates) […***…] as expressly permitted by Section 8.8.1, 8.8.2 or 8.8.3, as the case may be, then Senomyx (and its Affiliates) will […***…]: (a) […***…]; and (b) […***…]; and (c) […***…] until […***…] engaged.  In the event that after receipt of such written assurances Senomyx becomes aware […***…] Selected Synthetic Compound(s) or Substantially Similar Modification to such Selected Synthetic Compound or Product(s) containing Selected Synthetic Compound(s) or Substantially Similar Modification to such Selected Synthetic Compound other than for the authorized and intended activity, then Senomyx shall promptly notify Firmenich and immediately discontinue sales of such Products to such purchasers […***…].

8.2.4                     Government Access. With respect to any rights licensed to Senomyx […***…], notwithstanding the exclusive and co-exclusive licenses granted in this Section 8, Firmenich acknowledges that (i) academic, government and other not-for-profit organizations are not precluded from practicing such rights for educational and research purposes.; and (ii) the research leading to such rights was funded in part by the U.S. Government, and the U.S. Government has certain rights as set forth in 37 CFR 401.  Firmenich agrees to comply with all obligations resulting from such government rights, including, but not limited to, the requirement that any Products embodying such rights sold in the United States must be substantially manufactured in the United States to the extent required by 35 U.S.C. Sec. 204, if such statute is applicable. No earned royalty will be collected or paid hereunder to […***…] on Products sold to, or otherwise exploited for, the account of the United States government as provided for in the license to the United States government.  Firmenich will reduce the amount charged for Products sold to or otherwise exploited by the United States Government by an amount equal to the earned royalty for such product otherwise due […***…].

***Confidential Treatment Requested

8.2.5                     Target Customers. Senomyx hereby agrees that during the applicable Royalty Term for a Selected Synthetic Compound, and subject to Firmenich’s continuing compliance with the terms of this Agreement, sales by Senomyx and its Affiliates of any Products containing such Selected Synthetic Compound, in the applicable Fields for the relevant Selected Synthetic Compound, will in all cases only be to Senomyx Target Customers; provided, however, this restriction shall not in any manner restrict Senomyx’s Co-Exclusive rights with respect to Products containing any Selected Synthetic Compound in Field II (as described in Section 4 above).  Firmenich hereby agrees that during the applicable Royalty Term for a Selected Synthetic Compound, and subject to Senomyx’s continuing compliance with the terms of this Agreement, sales by Firmenich and its Affiliates of any Products containing such Selected Synthetic Compound in the Fields will in all cases be to Firmenich Target Customers. Firmenich hereby agrees that during the applicable Royalty Term for a Selected Synthetic Compound Firmenich and its Affiliates will not sell any Products containing such Selected Synthetic Compound in the applicable Fields directly to any Senomyx Target Customer. For the avoidance of doubt, upon expiration of the Royalty Term of each Selected Synthetic Compound the restrictions set forth in this Section 8.2.5 shall no longer apply to either party with respect to such Selected Synthetic Compound.  In the event of a Change of Control of either party, this Section 8.2.5 shall apply equally to any its new Affiliates; provided, however, that either party shall have a transition period of not more than […***…] following the consummation of a Change of Control (the “Wind-Down Period”) to allow any new Affiliates as a result of such a Change of Control to have an orderly wind-down of any activities that may be in conflict with the provisions of this Section 8.2.5. During the Wind-Down Period, the party and its Affiliates will […***…], it being understood that effective upon the expiration of the Wind-Down Period any activities of the party subject to such a Change of Control, and its Affiliates, shall thereafter be in compliance with its terms. Specific exceptions to the obligations and commitments of either party set forth in this Section 8.2.5 may be discussed by the Steering Committee and recommended for approval by the parties by means of an amendment to this Agreement or by other duly executed writing. The provisions of this section 8.2.5 shall apply with equal force to any […***…] as a Selected Synthetic Compound.

8.3                               Grant of Rights from Firmenich to Senomyx.

8.3.1       Senomyx Selected Compound-Containing Formulations License.  For the avoidance of doubt, Firmenich […***…] Senomyx Selected Compound-Containing Formulations […***…].

***Confidential Treatment Requested

8.3.1.1           Selected Synthetic Compounds.  With respect to: (i) Senomyx Selected Synthetic Compound-Containing Formulations that […***…] based in whole or in part on any work performed through the date that is […***…], and (ii) Senomyx Selected Synthetic Compound-Containing Formulations that […***…] and that […***…], Firmenich hereby grants to Senomyx and its Affiliates a non exclusive, royalty-free, sublicenseable (except to a Senomyx Target Customer), nontransferable (except as permitted under Section 17.12) worldwide license under such Patent Rights and under such […***…] to make, have made, use, sell, offer for sale, have sold, import and export […***…] for all fields of use, including in the Fields.

In the event that Senomyx or its Affiliates desire a non-exclusive license to make, use or sell a Senomyx Selected Synthetic Compound-Containing Formulation in any field of use, including the Fields where such Senomyx Selected Synthetic Compound-Containing Formulation consists of […***…] based in whole or in part on […***…], and requests such a license from Firmenich, Firmenich shall negotiate in good faith with Senomyx (or its Affiliates) […***…] to Firmenich for such rights.  Firmenich agrees that the […***…] Senomyx (and its Affiliates) shall be […***…], and in the event that Firmenich and Senomyx (or its Affiliates) enter into such a license and […***…] and such terms shall […***…].  Notwithstanding anything else in this document, any rights granted by Firmenich under this paragraph shall be non-sublicenseable unless otherwise decided by […***…]. In addition, Senomyx’s right to request such a license from Firmenich under the terms set forth in this paragraph shall […***…].

In the event that a […***…] desires a license to to make, have made, use, sell, offer for sale, have sold, import and export outside of […***…] or with respect to […***…] for Selected Synthetic Compounds other than […***…] and outside of […***…] with respect to […***…], a Senomyx Selected Synthetic Compound-Containing Formulation that consists of […***…] based in whole or in part on […***…];  and requests such a license from Firmenich, […***…] licensee commercially reasonable terms and conditions, including […***…] for such rights.

In no event do any of the above license grants under this Section 8.3.1.1 from […***…] to Senomyx concerning Senomyx Selected Compound Containing Formulations provide any license to make, use or sell a […***…]Controlled compound or technology […***…], to the extent that such compound or technology is specifically and separately protected by a […***…] patent(s) with: (i) […***…] or technology; (ii) a claim directed to […***…] or technology; or (iii) a […***…] or technology; and where in each of (i), (ii) and (iii) the

***Confidential Treatment Requested

claim does not cover, either […***…] where […***…] has protected by Patent Rights such Senomyx Synthetic Compound where the Patents Rights are based on any patent applicaton that is […***…] to protect a […***…] Controlled compound or technology.  Additionally, to the extent that there is any express or implied license to […***…] Patent Rights, in no event do any of the above grants provide any license to Senomyx to make, use or sell a Product under any […***…] Patent Rights based on patent applications filed prior to […***…].

8.3.1.2           Selected Natural Compounds.  With respect to: (i) Senomyx Selected Natural Compound-Containing Formulations that […***…], and (ii) Senomyx Selected Natural Compound-Containing Formulations that […***…] but that […***…], Firmenich hereby grants to Senomyx and its Affiliates a non exclusive, royalty-free, sublicenseable, nontransferable (except as permitted under Section 17.12) worldwide license under such Patent Rights and under such Know-How that […***…] to make, have made, use, sell, offer for sale, have sold, import and export Products containing any Selected Natural Compound […***…].  If this Agreement terminates or […***…], with respect to one or more Selected Natural Compound(s), […***…], then the licenses granted in the immediately preceding sentence shall be automatically expanded to include any and all Fields and/or territories for which […***…].

In the event that Senomyx or its Affiliates desire a license to a Senomyx Selected Natural Compound-Containing Formulation that consists of […***…] to make, use or sell Products containing any Selected Natural Compound […***…], and requests such a license from Firmenich, Firmenich shall negotiate in good faith with Senomyx (or its Affiliates) […***…] to Firmenich for such rights.  Firmenich agrees that the […***…] Senomyx (and its Affiliates) shall be […***…], and in the event that Firmenich and Senomyx (or its Affiliates) enter into such a license and […***…] and such terms shall […***…]. If this Agreement terminates or […***…], with respect to one or more Selected Natural Compound(s), […***…], then Senomyx’s rights under the preceding sentence shall apply equally to the Fields and/or territories for which […***…].  Notwithstanding anything else in this document, any rights granted by Firmenich under this paragraph shall be non-sublicenseable unless otherwise decided by Firmenich, at its sole and absolute discretion.

***Confidential Treatment Requested

In the event that a […***…] desires a license to a Senomyx Selected Natural Compound-Containing Formulation that consists of […***…] to make, have made, use, sell, offer for sale, have sold, import and export Product containing any Selected Natural Compound […***…], and requests such a license from […***…] commercially reasonable terms and conditions, including the appropriate amount and form of consideration to be paid by such Third Party to Firmenich for such rights.

8.3.2                     Senomyx Synthetic Compound(s) Manufacturing Methods. With respect to Senomyx Synthetic Compound Manufacturing Methods, Firmenich hereby grants to Senomyx and its Affiliates a […***…], nontransfereable (except as permitted under Section 17.12) worldwide license under Know-How that […***…] to make, have made, use, sell, offer for sale, have sold, import and export Products containing any Selected Synthetic Compound for all fields of use, including the Fields. In addition, with respect to each Selected Synthetic Compound Firmenich hereby grants to Senomyx and its Affiliates a […***…], nontransfereable (except as permitted under Section 17.12) worldwide license under […***…] Patent Rights with respect to subject matter that is directed to Senomyx Synthetic Compound Manufacturing Methods that are […***…], to make, have made, use, sell, offer for sale, have sold, import and export Products containing any Selected Synthetic Compounds for all fields of use, including the Fields.

8.3.2.1           In the event that Firmenich or any of its Affiliates files a patent application with subject matter that is directed to Senomyx Synthetic Compound Manufacturing Methods for a given Selected Synthetic Compound that are […***…], then Firmenich agrees to pursue a […***…] and in the event that a patent from such […***…] that was being used by Firmenich and its Affiliates, or their respective subcontractors, […***…] that is related to Senomyx Synthetic Compound Manufacturing Methods for such Selected Synthetic Compound and at […***…] request […***…] will, at no additional expense to […***…], provide reasonable cooperation and assistance to enable […***…] understanding and utilization of such disclosed Know-How for the […***…] Selected Synthetic Compound. […***…] agrees to reimburse […***…] for […***…] filed for each Selected Synthetic Compound […***…] for the applicable Selected Synthetic Compound.

8.3.2.2           In the event that Senomyx or any of its Affiliates files a patent application with subject matter that is directed to Senomyx Synthetic Compound Manufacturing Methods for a given Selected Synthetic Compound that are […***…], then Senomyx agrees to pursue a […***…] and in the event that a patent from such […***…] Know-How that was being used by Senomyx and its Affiliates, or their respective subcontractors, related to Senomyx Synthetic Compound

***Confidential Treatment Requested

Manufacturing Methods for such Selected Synthetic Compound […***…] (to the extent that such […***…] Know-How was not previously disclosed to […***…]) and at […***…] request […***…] will, at no additional expense to […***…], provide reasonable cooperation and assistance to enable […***…] understanding and utilization of such disclosed Know-How for the […***…] Selected Synthetic Compound. […***…] agrees to reimburse Senomyx for […***…] filed for each Selected Synthetic Compound […***…] for the applicable Selected Synthetic Compound.

8.3.3                     Senomyx Natural Compound(s) Manufacturing Methods.  With respect to Senomyx Natural Compound Manufacturing Methods, Firmenich hereby grants to Senomyx and its Affiliates a […***…], nontransfereable (except as permitted under Section 17.12) worldwide license under Patent Rights and under […***…] Know-How that […***…] to make, have made, use, sell, offer for sale, have sold, import and export Products containing any Selected Natural Compound […***…] the applicable Fields.

If this Agreement terminates or […***…], then Firmenich hereby grants to Senomyx and its Affiliates a non-exclusive, royalty-free, sublicenseable, nontransferable (except as permitted under Section 17.12) worldwide license under Patent Rights and under […***…] Know-How that […***…] to Senomyx Natural Compound Manufacturing Methods for all Selected Natural Compounds, in the case of termination of this Agreement, or for applicable Selected Natural Compounds, in the case that […***…], (i) to make, have made, use, sell, offer for sale, have sold, import and export Products containing any Selected Natural Compound […***…]; (ii) to make, have made, use, sell, offer for sale, have sold, import and export Products containing any Selected Natural Compound […***…].

During the Term of this Agreement, in the event that […***…] desires a license to a Senomyx Natural Compound Manufacturing Method for which […***…] to make, use or sell a Selected Compound […***…], and requests such a license from […***…] shall negotiate in good faith with such […***…] commercially reasonable terms and conditions, including the appropriate amount and form of consideration to be paid by […***…].

***Confidential Treatment Requested

8.3.4                     If Firmenich identifies any […***…] that it considers may be relevant or useful for the research purposes under this Agreement, Senomyx may request a license of the relevant […***…] and Firmenich may in its sole discretion grant a license of the […***…].  Where Firmenich consents to a license in this Section 8.3.4, Firmenich will grant a fully paid, non-exclusive, non-transferable license to use the relevant […***…] for research purposes solely related to Senomyx’s performance of its obligations pursuant to this Agreement.  For the avoidance of doubt […***…].

8.4                               Limited Product Applications.  In the event that (a) Firmenich has commenced sales of Products and determined in good faith that […***…] due to limited product applications(s) within the Fields, and (b) […***…] have already […***…] in such product application(s) that […***…], then upon good faith request of Firmenich the Steering Committee will […***…] and to […***…]. The Steering Committee will document any such changes to […***…] in the minutes of the Steering Committee. In such event, and provided Firmenich is then in compliance with the other terms of this Agreement and subject to Firmenich’s continuing compliance with the terms of this Agreement, […***…].

Notwithstanding anything to the contrary contained in Section 8.4 of the Agreement, the parties hereby mutually agree that with respect to Products intended for use in […***…] any non-exclusive license retained by Firmenich under the last sentence of Section 8.4 shall automatically terminate […***…] by the Steering Committee.

8.5                               Right of First Negotiation for […***…] Product Categories.  In the event that at any time during the Collaborative Period an Exclusive license becomes available for Compounds in the field of […***…], Firmenich shall have the following rights.   Before Senomyx first grants such a license to any Third Party (other than Senomyx’s existing licensee for the applicable field), Senomyx will present that opportunity first to Firmenich.  Firmenich must inform Senomyx of commercial interest in such opportunity in writing within […***…] of receipt of written notice from Senomyx and such written response shall include proposed, and in good faith, […***…] for a potential collaboration in the applicable field.  In the event that Senomyx does not receive such written notification and proposal within […***…] then Senomyx shall be free to retain such rights for itself or its Affiliates and/or enter into agreements with one or more Third Parties for their use of any Compound for use in the applicable field.  If Firmenich submits a proposal, the parties shall negotiate in good faith to complete a license agreement for such Compound in the applicable field for a period not to exceed […***…]. In the event that the parties do not enter into a license agreement for such Compound within […***…], then Senomyx shall be free to retain such rights for itself or its Affiliates and/or enter into agreements with one or more Third Parties for their use of any Compound for use in the applicable field. For avoidance of doubt, Firmenich acknowledges and agrees that Senomyx shall have sole and absolute discretion to determine whether the terms offered by Firmenich during such negotiation process, if any, are acceptable to Senomyx and therefore Senomyx shall have sole and absolute discretion whether to enter into any such agreement with Firmenich on the terms offered.

***Confidential Treatment Requested

8.6                               Grant of Option — Natural Compounds.  The parties hereby confirm that the Option to expand the Collaborative Program to include Natural Compounds was previously exercised by Firmenich in accordance with the terms of Section 8.6 of the Original Agreement.

8.7                               After the Collaborative Period. This Section 8.7 does not apply to […***…].  Upon expiration of the Collaborative Period, in the event that Firmenich has selected a Selected Compound(s) pursuant to Section 3.1.4, then Firmenich shall have the following rights. During […***…], Senomyx will not grant a license under Senomyx Technology to any Third Party or Affiliate to […***…] for use in […***…] (subject to Senomyx’s Co-Exclusive rights in […***…]) for the Intended Purpose of […***…]; provided, however that the foregoing shall not be construed to limit Senomyx’s rights that it has retained with respect to Selected Compounds as set forth in Section 4. In addition, at any time during […***…], Firmenich, upon written notice to Senomyx, will have the right to select a Compound for which […***…]; provided, however, that such period shall be […***…] for which it has received a data package during the Collaborative Period (i) during the applicable […***…] if the parties are then […***…], or (ii) if Firmenich has properly […***…], until the date on which […***…]. Upon such a […***…] in accordance with the preceding sentence, the applicable Compound(s) will be […***…] subject to the same terms and conditions as […***…].

8.8          First Mover Period for Selected Synthetic Compounds.   The provisions in this Section 8.8 shall apply with equal force to Selected Compounds […***…],  it being understood and agreed that the dates and periods applicable to […***…] the Selected Compound to which it is related. For example, for a Compound that is […***…] the period contemplated in 8.8.1.3 will be measured as […***…] following the date of the first Regulatory Approval […***…] in the United States, and […***…] the first Regulatory Approval […***…].

8.8.1 Evaluation of Selected Synthetic Compounds.  This Section 8.8.1 is subject to the provisions of Section 8.8.4 below.

8.8.1.1  Use and Evaluation of S6973.  Senomyx will not supply any Products containing S6973 to any Third Party for any use in the Fields, unless otherwise specifically provided elsewhere in the Agreement, until the earlier of any of the following events following the Amended and Restated Effective Date: (i) the date on which Senomyx submits an application for Regulatory Approval […***…] in the United States, or(ii) the date on which Senomyx submits an application for Regulatory Approval in the United States […***…] (the earlier of (i) and (ii) shall be

***Confidential Treatment Requested

referred to as the “S6973 Availability Date”).  In addition, following the Amended and Restated Effective Date and until on or after the S6973 Availability Date, Senomyx will not authorize any use of any Products containing S6973 in the Fields by any Senomyx Target Customer. Within […***…] following the S6973 Availability Date […***…].

8.8.1.2  Use and Evaluation of S9632.  Senomyx will not supply any Products containing S9632 to any Third Party for any use in Field I, unless otherwise specifically provided elsewhere in the Agreement, until on or after […***…]. In addition, following the Amended and Restated Effective Date and until on or after […***…], Senomyx will not authorize any use of any Products containing S9632 in Field I by any Senomyx Target Customer.

8.8.1.3  Use and Evaluation of S52617.  Senomyx will not supply any Products containing S52617 to any Third Party for any use in Field I, unless otherwise specifically provided elsewhere in the Agreement, until on or after […***…] months following the date of the first Regulatory Approval in the United States for S52617 (subject to Senomyx’s Co-Exclusive rights in Field II). In addition, Senomyx will not authorize or license any use of any Products containing S52617 by any Third Party in Field I or Field II unless otherwise specifically provided for elsewhere in the Agreement (subject to Senomyx’s Co-Exclusive rights in Field II) until at least […***…] months following the date of the first Regulatory Approval in the United States for S52617.

8.8.1.4  Use and Evaluation of Selected Synthetic Compounds other than S6973, S9632 and S52617.   With respect to each Selected Synthetic Compound other than S6973, S9632 and S52617, Senomyx will not supply any Products containing the applicable Selected Synthetic Compound to any Third Party for use in Field I or Field II until at least […***…] months following the date of the first Regulatory Approval in the United States for the applicable Selected Synthetic Compound (subject to Senomyx’s Co-Exclusive rights in Field II). In addition, with respect to each Selected Synthetic Compound other than S6973, S9632 and S52617, Senomyx will not authorize or license any use of any Products containing the applicable Selected Synthetic Compound by any Third Party in Field I or Field II unless otherwise specifically provided for elsewhere in the Agreement (subject to Senomyx’s Co-Exclusive rights in Field II) until at least […***…] months following the date of the first Regulatory Approval in the United States for the applicable Selected Synthetic Compound. Notwithstanding the foregoing, and for avoidance of any doubt, prior to expiration of such […***…] month period for a Selected Synthetic Compound, Senomyx may authorize the use of any Products containing the applicable Selected Synthetic Compound by a Co-Exclusive Licensee of the Selected Synthetic Compound, and may supply any such Product to a Co-Exclusive Licensee of such Selected Synthetic

***Confidential Treatment Requested

Compound, in addition to Firmenich, for use in Field II. The parties acknowledge and agree that Senomyx may assume the role of a Co-Exclusive Licensee of a Synthetic Compound or sell or supply Synthetic Compounds to a Co-Exclusive Licensee at any time during such […***…] month period.

8.8.2               Commercial Sales of Selected Synthetic Compounds.  This Section 8.8.2 shall apply to Products containing any Selected Synthetic Compound and is subject to the provisions of Section 8.8.4 below.

8.8.2.1  Sales of S6973. With respect to S6973, Senomyx and its Affiliates will not sell, supply, or authorize any Third Party to sell, supply or use (other than in accordance with Section 8.8.1 above) any Products that contain S6973 in Field I, Field II or Field III until the earlier of either (i)the first day of the first calendar quarter following the date of the first Regulatory Approval […***…] in the United States, or (ii) the first day of the first calendar quarter following the date of the first Regulatory Approval in the United States […***…].

8.8.2.2 Sales of S9632.  With respect to S9632, Senomyx and its Affiliates will not sell, supply, or authorize any Third Party to sell, supply or use (other than in accordance with Section 8.8.1 above) any Products that contain S9632 in Field I until on or after […***…].

8.8.2.3 Sales of Selected Synthetic Compounds Other than S6973 and S9632.  With respect to each Selected Synthetic Compound other than S6973 and S9632, Senomyx and its Affiliates will not sell, supply or authorize any Third Party to sell, supply or use (other than in accordance with Section 8.8.1 above) any Products containing the applicable Selected Synthetic Compound in Field I or II for until (i) in the case of S52617, […***…] months following the date of the first Regulatory Approval of such Selected Synthetic Compound in the United States, and (ii) in the case of any other such Selected Synthetic Compound (other than S6973, S9632 or S52617) […***…] months following the date of the first Regulatory Approval in the United States for the applicable Selected Synthetic Compound, subject in case of both (i) and (ii) to Senomyx’s Co-Exclusive rights in Field II; provided, however, that if during such […***…] (i) Senomyx is […***…] (other than […***…]) to […***…], or (ii) Senomyx has […***…] such Selected Synthetic Compound (other than […***…]) for […***…], then Senomyx shall not sell, supply or authorize any use (other than in accordance with Section 8.8.1 above) of any Products containing the applicable Selected Synthetic Compound in Field I until […***…] following the date of the first Regulatory Approval in the United States for the applicable Selected Synthetic Compound. Notwithstanding the foregoing, the parties acknowledge and agree that prior to the expiration of the applicable period for the Selected Synthetic Compound subject to this Section 8.8.2.3, Senomyx may assume the role of a Co-Exclusive Licensee of a Synthetic Compound or sell or supply Synthetic Compounds to a Co-Exclusive Licensee (and its Affiliates), in addition to Firmenich, in Field II.

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8.8.3               Limitations on Licensing. Except as permitted under Section 8.8.4 below, Senomyx shall not grant any license under the Senomyx Technology to any Third Party to make, have made, use, sell, have sold, import or export a Selected Synthetic Compound or any Product incorporating any Selected Synthetic Compound in the applicable Fields for the intended purpose of enhancing any Target Sweetener at any time […***…] in order to allow Firmenich the opportunity to potentially select such Selected Synthetic Compound for […***…] in accordance with the provisions of Section 3.1.4. In addition, on a Selected Synthetic Compound by Selected Synthetic Compound basis, during the periods specified in Section 8.8.1.1, 8.8.1.2, 8.8.1.3 and 8.8.1.4 for the applicable Selected Synthetic Compound (to the extent such period is longer than the period stated in the immediately preceding sentence), Senomyx shall not grant any license under the Senomyx Technology to any Third Party to make, have made, use, sell, have sold, import or export such Selected Synthetic Compound or any Product incorporating such Selected Synthetic Compound in Field I for the intended purpose of enhancing the applicable Target Sweetener, and any such license agreement between Senomyx and a Third Party shall also […***…] until the applicable date for such Selected Synthetic Compound specified in Sections 8.8.2.1, 8.8.2.2 and 8.8.2.3, as the case may be. The foregoing shall not authorize Senomyx to grant any license under Senomyx Technology that would conflict with Senomyx’s obligations under Article 7 of the Supply Agreement. In the event that following the periods set forth above in this Section 8.8.3 Senomyx does grant a license to any Third Party to make, have made, use, sell, have sold, import or export such Selected Synthetic Compound or any Product incorporating such Selected Synthetic Compound in Field I for the intended purpose of enhancing the applicable Target Sweetener, the applicable licensee must agree in writing to sell such Selected Synthetic Compound or any Product incorporating such Selected Synthetic Compound in Field I only to Senomyx Target Customers during the applicable Royalty Term.

8.8.4  Authorized Uses of Synthetic Compounds. The parties acknowledge and agree that the above restrictions under Sections 8.8.1., 8.8.2, and 8.8.3 shall not restrict Senomyx’s ability to at any time supply any Product containing a Selected Synthetic Compound to one or more Third Party that is not a Senomyx Target Customer during the applicable periods specified in Sections 8.8.1.1, 8.8.1.2, 8.8.1.3 and 8.8.1.4, to the extent necessary or useful for the following Senomyx research and development activities: (i) the […***…] Selected Synthetic Compound; (ii) the […***…] a Selected Synthetic Compound; (iii) the […***…] a Selected Synthetic Compound; (iv) the […***…] a Selected Synthetic Compound, or (v) […***…]. The parties may also agree to other activities reasonably related research and development

***Confidential Treatment Requested

of a Selected Synthetic Compounds upon a request by Senomyx, which Firmenich agrees to not unreasonably deny. In addition, the above restrictions under Sections 8.8.1, 8.8.2 and 8.8.3 shall not restrict Senomyx’s activities reasonably related to the commercialization by Senomyx of a given Selected Synthetic Compound or any Product containing such a Selected Synthetic Compound either directly or through Senomyx’s Affiliates or their respective Third Party contractors (other than any Senomyx Target Customer) during the applicable periods specified for the applicable Senomyx Selected Compound under Sections 8.8.1.1, 8.8.1.2, 8.8.1.3 or 8.8.1.4, and following the applicable period, to thereafter commercialize such Selected Synthetic Compound or any Product containing such a Selected Synthetic Compound either directly or through Senomyx’s Affiliates or their respective Third Party contractors, as permitted by Section 8.8.2 above.  In addition, the above restrictions under Sections 8.8.1, 8.8.2, and 8.8.3 shall not restrict Senomyx’s ability to perform any activities under a research program with any Co-Exclusive Licensee, including a Senomyx Target Customer, for the discovery,  development and commercialization of Synthetic Compounds for use in Field II, including Senomyx’s rights to grant a license to a Co-Exclusive Licensee to make, have made, use, sell, have sold, import or export a Selected Synthetic Compound or any Product incorporating any Selected Synthetic Compound in Field II.

Firmenich acknowledges that the Senomyx is currently a party to the PepsiCo Agreement pursuant to which Senomyx, among other things, is presently engaged in a Co-Exclusive program for the research and development of Compounds for use in Field II and for other fields outside of Field I and Field II. Firmenich acknowledges and agrees that the provisions of this Agreement are not intended to, and shall not, preclude or prevent Senomyx from the performance of its obligations and commitments under the PepsiCo Agreement.

9.  Ownership of Intellectual Property.

9.1                               Retention of Rights.  Senomyx retains all rights in Senomyx Technology not expressly licensed, or assigned in this Agreement.  Firmenich retains all rights in Firmenich Technology not expressly licensed, or assigned in this Agreement. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership or the grant of any license or sublicense by one party to the other party of any rights in any Confidential Information, Patent Rights or Know-How Controlled by a party.

9.2                               Senomyx Sole Inventions.  Senomyx will own all Inventions and other Know-How made solely by its employees and agents under this Agreement (the “Senomyx Sole Inventions”), and all claims within Patent Rights claiming such Inventions and Know-How other than Firmenich Improvements.  Subject to Sections 9.5 and 9.6, Senomyx hereby irrevocably assigns to Firmenich all right, title and interest in and to any such Senomyx

Sole Inventions that consist of improvements to the Firmenich Technology licensed to Senomyx pursuant to Section 8.3.4, including, without limitation, […***…] (collectively, “Firmenich Improvements”), and all claims within Patent Rights claiming such Senomyx Sole Inventions, subject to any license granted to Senomyx pursuant to Section 8.  In the event that Senomyx is legally unable to assign such rights to Firmenich, then Senomyx agrees either to waive the enforcement of such rights against Firmenich and any sublicensees and assignees, or to grant Firmenich an Exclusive, irrevocable, perpetual, worldwide, fully paid-up license, with right to sublicense through multiple tiers of sublicense, to such rights, subject to any license granted to Senomyx pursuant to Section 8.

9.3                               Firmenich Sole Inventions.  Firmenich will own all Inventions and other Know-How made solely by its employees and agents under this Agreement (“Firmenich Sole Inventions”), and all claims within Patent Rights claiming such Inventions and Know-How other than Senomyx Improvements.  Subject to Sections 9.5 and 9.6, Firmenich hereby irrevocably assigns to Senomyx all right, title and interest in and to any such Firmenich Sole Inventions that consist of improvements to the Senomyx Technology licensed to Firmenich pursuant to Section 8.1, including, without limitation, […***…] (collectively, “Senomyx Improvements”), and all claims within Patent Rights claiming such Firmenich Sole Inventions, subject to any licenses granted to Firmenich pursuant to Section 8.  In the event that Firmenich is legally unable to assign such rights to Senomyx, then Firmenich agrees either to waive the enforcement of such rights against Senomyx and any sublicensees and assignees, or to grant Senomyx an Exclusive, irrevocable, perpetual, worldwide, fully paid-up license, with right to sublicense through multiple tiers of sublicense, to such rights, subject to any license granted to Firmenich pursuant to Sections 8.

9.4                               Joint Inventions.  All Inventions and other Know-How made under this Agreement jointly by employees or agents of Senomyx and employees or agents of Firmenich (the “Joint Inventions”) and all claims within Patent Rights claiming such Joint Inventions will be owned jointly by Firmenich and Senomyx.  Subject to Sections 9.5 and 9.6, Firmenich hereby irrevocably assigns to Senomyx all interest in and to any Joint Inventions that consist of Senomyx Improvements, and all claims within Patent Rights claiming such Joint Inventions, subject to the licenses granted to Firmenich pursuant to Section 8. In the event that Firmenich is legally unable to assign such rights to Senomyx, then Firmenich agrees either to waive the enforcement of such rights against Senomyx and any sublicensees and assignees, or to grant Senomyx an Exclusive, irrevocable, perpetual, worldwide, fully paid-up license, with right to sublicense through multiple tiers of sublicense, to such rights, subject to any license granted to Firmenich pursuant to Sections 8. Subject to Sections 9.5 and 9.6, Senomyx hereby irrevocably assigns to Firmenich all interest in and to any Joint Inventions that consist of Firmenich

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Improvements, and all claims within Patent Rights claiming such Joint Inventions, subject to any licenses granted to Senomyx pursuant to Section 8.  In the event that Senomyx is legally unable to assign such rights to Firmenich, then Senomyx agrees either to waive the enforcement of such rights against Firmenich and any sublicensees and assignees, or to grant Firmenich an Exclusive, irrevocable, perpetual, worldwide, fully paid-up license, with right to sublicense through multiple tiers of sublicense, to such rights, subject to any license granted to Senomyx pursuant to Section 8.

9.5                               […***…]

9.5.1                     […***…].  For the avoidance of doubt, all […***…] Controlled by […***…] prior to the Effective Date (the […***…]) and all claims within Patent Rights claiming such […***…] will be owned solely by Firmenich.

9.5.2                     […***…].  Notwithstanding anything to the contrary contained in Sections 9.2, 9.3 or 9.4, all […***…] developed by […***…] under this Agreement which consist of improvements to […***…] or which are […***…] (collectively, the […***…]), and all claims within Patent Rights claiming such […***…], will be owned […***…].

9.5.3                     […***…]. Notwithstanding anything to the contrary contained in Sections 9.2, 9.3, 9.4 or 9.5.2, all […***…] developed by […***…] under this Agreement and all claims within Patent Rights claiming such […***…] will be owned by […***…], subject to the license to Senomyx pursuant to […***…].   Notwithstanding anything to the contrary in this Agreement, […***…] will have no right to practice, or grant any license to practice […***…] of the Fields.

9.5.4                     […***…]

9.5.4.1           […***…].  Prior to […***…], Firmenich will not […***…] on […***…] with respect to such Compound and will not […***…] to Senomyx. It is further agreed that even after the […***…], any patent application […***…] for such Selected Synthetic Compound may not also […***…]. In the event that […***…] Firmenich […***…] to Senomyx, then Firmenich hereby grants to Senomyx a non exclusive, royalty-free, sublicenseable, nontransferable (except as permitted under Section 17.12) worldwide license under Patent Rights and under Know-How that Firmenich […***…] to make, have made, use, sell, offer for sale, have sold, import and export […***…].

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9.5.4.2           […***…] Prior to […***…], Firmenich will not […***…] on […***…] with respect to such Compound and will not […***…] to Senomyx.  In the event that […***…] Firmenich […***…] to Senomyx, then Firmenich hereby grants to Senomyx a non exclusive, royalty-free, sublicenseable, nontransferable (except as permitted under Section 17.12) worldwide license under Patent Rights and under Know-How that […***…]: (i) to make, have made, use, sell, offer for sale, have sold, import and export […***…]; (ii) to make, have made, use, sell, offer for sale, have sold, import and export […***…], and (iii) to make, have made, use, sell, offer for sale, have sold, import and export […***…].

9.6                               Methods of […***…].

9.6.1                     Products.  Notwithstanding anything to the contrary contained in Sections 9.2, 9.3 or 9.4, all Inventions and Know-How developed by Firmenich under this Agreement that consist of methods of […***…] and all claims within Patent Rights claiming such Inventions will be owned […***…].

9.6.2                     Methods of […***…].  Anything in this Agreement to the contrary notwithstanding and subject to the license grants and other obligations in Section 8.3.2, […***…], and shall be under no obligation to […***…], any […***…] developed […***…].  For the avoidance of doubt, […***…] shall have the right to file Patent Rights claiming such […***…], subject to Section 10 of this Agreement.

9.6.3                     Methods of[…***…].

9.6.3.1           Synthetic Compounds.  Prior to […***…], Firmenich will not file patent applications with respect to methods of […***…], including any […***…] thereof, and will not […***…].  In the event that prior to […***…] Firmenich […***…], then […***…] hereby grants to […***…] a non exclusive, royalty-free, sublicenseable, nontransferable (except as permitted under Section 17.12) worldwide license under Patent Rights and under Know-How that […***…] to such methods […***…] to make, have made, use, sell, offer for sale, have sold, import and export products […***…].

9.6.3.2           Natural Compounds.  Prior to […***…] will not file patent applications with respect to methods of […***…], including any […***…] thereof, and will not […***…].  In the event that prior to […***…] such information […***…], then […***…] hereby grants to […***…] a non exclusive, royalty-free, sublicenseable, nontransferable (except as permitted under Section 17.12) worldwide license under Patent Rights and under Know-How that […***…] to

***Confidential Treatment Requested

such methods of […***…] (i) to make, have made, use, sell, offer for sale, have sold, import and export products […***…]; and (ii) to make, have made, use, sell, offer for sale, have sold, import and export products […***…], and (iii) to make, have made, use, sell, offer for sale, have sold, import and export products […***…].

9.7                               Other Inventions.  Ownership of any Inventions made pursuant to this Agreement but not included in Sections 9.2, 9.3, 9.4, 9.5 or 9.6 will be determined by inventorship.

9.8                               Inventorship and Assignment.  United States patent law will determine inventorship of patentable inventions.  Senomyx and Firmenich agree to execute all documentation necessary to perfect all assignments of Patent Rights contemplated in this Agreement.

9.9                               CREATE Act.  The parties intend for this Agreement to qualify for the benefits of the Cooperative Research and Technology Enhancement (CREATE) Act (35 U.S.C. 103(c)).  Accordingly, each party agrees, without demanding any further consideration therefor, at the request of the other party, to do (and cause its employees to do) all lawful and just acts that may be or become necessary for evidencing, maintaining, recording and perfecting the benefits of the CREATE Act.

10.       Treatment of Confidential Information; Publicity.

10.1                        Confidentiality.  Subject to the terms and conditions of this Agreement, each of Senomyx and Firmenich agrees that, during the Term and for a period of […***…] thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all of the other party’s Confidential Information, provided, however, that […***…].  Neither Senomyx nor Firmenich nor any of their respective Affiliates will use the other party’s Confidential Information, except as expressly permitted by this Agreement.

10.2                        Disclosure to Related Parties.  Senomyx and Firmenich each agree that any disclosure to any of its Affiliaties, or to its or their respective directors, officers, employees, contractors, consultants, sublicensees or agents of the other party’s Confidential Information will be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted to it hereunder, will be limited to the extent consistent with such responsibilities and rights, and will be provided only to such persons or entities who are under an obligation of confidentiality no less stringent than as set forth in this Agreement.  Each party will use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of the other party’s Confidential Information, which will be the same efforts as it would customarily take to preserve the confidentiality of its own Confidential Information.

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10.3                        Return of Confidential Material Upon Termination.  Upon termination of this Agreement, each party, upon the other party’s request, will return or destroy all Confidential Information received from the other party including, without limitation, all copies and extracts of documents, within […***…] of the date of receipt of the request of such other party; provided, however, one copy of the Confidential Information may be retained in a secure location with limited access for ensuring legal compliance with any ongoing obligation of confidentiality.

10.4                        Exceptions to Confidential Information.  Confidential Information will not include any information, which the receiving party can prove by competent written evidence:

(A)            is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

(B)            is known by the receiving party prior to receiving such information, as evidenced by its records;

(C)            is hereafter furnished to the receiving party without restriction as to disclosure or use by a third party lawfully entitled to furnish such information;

(D)            is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party’s Confidential Information; or

(E)             is the subject of a written permission to disclose provided by the disclosing party.

A party may also disclose the other party’s Confidential Information of where required to do so by law, legal process, securities related regulations or by stock exchange rules; provided, however, that, in such event, the party required to disclose such information must give advance written notice of such disclosure to the other party to the extent reasonably possible and must cooperate with the other party’s efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable laws, regulations and rules; provided further that the relevant party may disclose the other party’s Confidential Information only to those persons to whom disclosure is so required.  Senomyx shall […***…] in reference to this Agreement, […***…], or Firmenich’s […***…] in reference to this Agreement, […***…] of Firmenich, […***…] otherwise made public. The foregoing shall not apply to […***…] provided that (i) any […***…]shall be consistent with […***…] that were previously approved in advance […***…] publicly filed reports with the Securities and Exchange

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Commission, AND (ii) provided further that […***…] in advance of each […***…]. In the event that […***…] in which Senomyx […***…] in the context of this Agreement, […***…], or Firmenich’s […***…], other than as set forth in the immediately preceding sentence, then […***…] Senomyx shall […***…], which approval shall not be unreasonably withheld and be promptly made within […***…] thereafter. Disclosure of […***…] in any case under any of the circumstances set forth above, shall be consistent with publicly available information. Anything in this Section 10.4 to the contrary notwithstanding, the exceptions provided in (B) and (D) above shall not apply to information developed by Firmenich independently and/or jointly with Senomyx that constitutes a Senomyx Improvement or information developed by Senomyx independently and/or jointly with Firmenich that constitutes a Firmenich Improvement.

10.5                        Confidential Financial Information.  The parties agree that the material financial and business terms of this Agreement will be considered Confidential Information of both parties.  Notwithstanding the foregoing, either party may disclose such terms in legal proceedings or as are required to be disclosed in its financial statements, by law or SEC regulation, or under an obligation of confidentiality to bona fide potential sublicensees.  Senomyx may provide a copy of this Agreement or other Confidential Information provided under this Agreement including, without limitation, progress and royalty reports to the extent required by its licensors […***…].  Either party will have the further right to disclose the material financial terms of this Agreement under an obligation of confidentiality to […***…].  Notwithstanding the foregoing, the parties will agree upon a press release to announce the execution of this Agreement and […***…] and other […***…] under the Agreement.  Thereafter, Firmenich and Senomyx may each disclose to Third Parties the information contained in such press release without the need for further approval by the other party.

10.6                        Permitted Use and Disclosures. Each party may use or disclose Confidential Information disclosed to it by the other party to the extent such information is included in the Firmenich Technology, Senomyx Technology or Joint Patent Rights, and to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, or court orders or otherwise submitting information to tax or other governmental authorities, conducting taste testing, submitting information for regulatory applications, or making a permitted sublicense or otherwise exercising rights expressly granted to the other party pursuant to the terms of this Agreement; provided, however, that if a party is required to make any such disclosure of the other party’s Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice of such disclosure to the

***Confidential Treatment Requested

other party where reasonably possible and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the other party prior to such disclosure (whether through protective orders or otherwise).  Any disclosure of Confidential Information shall be limited to the minimum necessary to comply with such requirements.

10.7                        Publication of Results.  Subject to this Section 10, results and data obtained by either party in the course of this Agreement may be submitted for publication by such party in accordance with such party’s customary practices.  The publishing party will send a copy of the proposed publication to the non-publishing party and will allow such party […***…] from the date of receipt for review and comment.  The non-publishing party may, within such […***…] object to the proposed publication on the grounds that either the publication contains Confidential Information of the non-publishing party in which case any such data determined in fact to be Confidential Information shall be removed from the publication before it is published or the publication may prejudice a subsequent patent application by the non-publishing party in which case the publishing party shall delay publication for a further […***…] or until such patent application is filed, if earlier.  If no answer is received from the non-publishing party within […***…] of receipt of the proposed publication, the publishing party will be free to submit such proposed publication.

10.8                        Confidential Research Information.  Subject to the provisions of Sections 3.3.2 and 9 regarding ownership of certain regulatory data and intellectual property, the parties agree that all results and data generated from the research and development by a party under the Agreement will be owned exclusively by that party and considered Confidential Information of that party subject to the confidentiality requirements of this Section 10. Firmenich will not provide to a Third Party any materials provided to it by Senomyx and Senomyx will not provide to a Third Party any materials provided to it by Firmenich. However, Firmenich may […***…].

11.       Intellectual Property Enforcement and Defense of Claims.

11.1                        Notice of Infringement.  If Senomyx or Firmenich determines that any Senomyx Technology, Firmenich Technology or Jointly Owned Technology is being infringed by a Third Party’s activities and that such infringement could affect the exercise by the parties of their respective rights and obligations under this Agreement, it shall promptly notify the other party in writing and provide such other party with any evidence of such infringement that is reasonably available.  Promptly after the receipt of such written notice, the parties shall meet and discuss in good faith how to stop such infringement.  The pursuing party shall consider in good faith any comments from the other party and shall keep the other party reasonably informed of any steps taken to stop such infringement.

***Confidential Treatment Requested

11.2             Senomyx Technology and Jointly Owned Technology.

11.2.1              Synthetic Compounds.  With respect to Senomyx Technology and Jointly Owned Technology, other than Senomyx Technology or Joint Technology that is related to Natural Compounds or Selected Natural Compounds which is subject to Section 11.2.2, Senomyx shall have the sole right, but not the obligation, to take action to remove such infringement using commercially appropriate steps, including without limitation, the filing of an infringement suit or other similar action at its own expense. Senomyx shall be entitled to bring such action under this Section 11.2.1 notwithstanding any action or negotiation commenced by Firmenich under Section 11.3.

11.2.2              Natural Compounds.  With respect to Senomyx Technology and Jointly Owned Technology related to Natural Compounds or Selected Natural Compounds, Senomyx shall have the first right, but not the obligation, to take action to remove such infringement using commercially appropriate steps, including without limitation, the filing of an infringement suit or other similar action.  In such event, with respect to […***…] under this Agreement with respect to such Selected Natural Compound in the country in which the infringement action is initiated, Firmenich shall have the right to join in such infringement suit or similar action at its own expense.  In the event Senomyx fails to take commercially appropriate steps to remove any infringement of any such Senomyx Technology or Jointly Owned Technology within […***…] following notice of such infringement, or earlier notifies Firmenich of its intent not to take such steps, then […***…] to such Selected Natural Compound under this Agreement in the country in which the infringement action is initiated, Firmenich shall have the right to do so at its expense; provided, however, that if Senomyx has commenced negotiations with an alleged infringer for discontinuance of such infringement within such […***…], Senomyx shall have an additional […***…] to conclude its negotiations before Firmenich may bring suit for such infringement or take other similar action.  In the event Firmenich brings such suit for infringement or takes other similar action, Senomyx shall have the right to join in such infringement suit or similar action at its own expense.

11.3    Firmenich Technology.  With respect to Firmenich Technology, Firmenich shall have the sole right, but not the obligation, to take action to remove such infringement using commercially appropriate steps, including, without limitation, the filing of an infringement suit or other similar action at its own expense. For the avoidance of doubt, Firmenich shall be entitled to take action under this Section 11.3 notwithstanding any action or negotiation commenced by Senomyx under Section 11.2.

***Confidential Treatment Requested

11.3.1              Synthetic Compounds.  With respect to Patent Rights owned by Firmenich pursuant to Section 9.5.3 or Section 9.5.4.1 claiming Senomyx Synthetic Compound-Containing Formulations or Senomyx Selected Compound-Containing Formulations and with respect to Patent Rights owned by Firmenich claiming Senomyx Synthetic Compound Manufacturing Methods, Firmenich will have the right to take action to stop infringement of the claims in such Patent Rights which claim Senomyx Synthetic Compound-Containing Formulations, Senomyx Selected Compound-Containing Formulations and/or Senomyx Sythetic Compound Manufacturing Methods only against Third Parties that were not licensees or customers of Senomyx with respect to the applicable Synthetic Compound or Selected Synthetic Compound that is covered by the claims in such Patent Rights at the time of the alleged infringing activity.

11.3.2              Natural Compounds.  With respect to Patent Rights owned by Firmenich pursuant to Section 9.5.3 or Section 9.4.5.2 claiming […***…] and with respect to Patent Rights owned by Firmenich claiming […***…], where the infringement is […***…], Firmenich will have the right to take action to stop infringement of the claims in such Patent Rights which claim […***…] only against Third Parties that were […***…]of the applicable Natural Compound or Selected Natural Compound that is covered by the claims in such Patent Rights […***…].

11.4    Recovery.

11.4.1              Synthetic Compounds.  With respect to suits under Section 11.2.1 Senomyx will retain any and all recoveries.

11.4.2              Natural Compounds.  With respect to suits under Section 11.2.2 and Section 11.3, except as otherwise agreed to in writing by the parties, the recoveries realized as a result of such suits will be allocated in the following order: (a) […***…]; (b) Senomyx will be reimbursed an amount equivalent […***…]; and (c) Firmenich will receive […***…] with respect to such Natural Compound in the country in which the action is initiated, and otherwise Senomyx […***…].

11.5    Counsel and Assistance.  If either party brings an action under Section 11.2, or 11.3, such party will be entitled to control such action, hire and retain counsel, make decisions, settle on any terms, provided that a party joining the action may be represented by counsel of its choice.  At the request and expense of either party, the other party will give the requesting party all reasonable assistance required to file and conduct any such proceeding, including, if required to bring such action, furnishing of a power of attorney or being named as a party.

***Confidential Treatment Requested

11.6    Defense of Infringement Claims by Firmenich.  Firmenich shall have the sole right to control any defense of any claim by a Third Party alleging that Firmenich’s or its Affiliate’s activities pursuant to this Agreement infringe or may infringe the intellectual property rights of such Third Party, at Firmenich’s sole cost and expense and by counsel of its own choice, and Senomyx […***…]. To the extent that a claim involves Firmenich’s or its Affiliate’s manufacture, sale, use, export or import of a Product that contains any Selected Compound, the parties agree that […***…]. Firmenich shall not […***…]. Senomyx will cooperate with Firmenich, at Firmenich’s expense, in the defense of any suit, action or proceeding against any Firmenich Indemnitee alleging the infringement of the intellectual property rights of a Third Party by reason of any Firmenich Indemnitee’s use of any Senomyx Technology related to Compounds or Selected Compounds licensed under this Agreement.  Firmenich must notify Senomyx promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement. In no event will Senomyx be liable for the defense or indemnification of any suit, action or proceeding against any Firmenich Indemnitee alleging the infringement of the intellectual property rights of a Third Party by reason of a Firmenich Indemnitee’s use of any Senomyx Technology related to Compounds or Selected Compounds licensed under this Agreement.

11.7    Defense of Infringement Claims by Senomyx. Senomyx shall have the sole right to control any defense of any claim by a Third Party alleging that Senomyx’s or its Affiliate’s activities pursuant to this Agreement infringe or may infringe the intellectual property rights of such Third Party, at Senomyx’s sole cost and expense and by counsel of its own choice, and Firmenich […***…]. To the extent that a claim involves Senomyx’s or its Affiliate’s manufacture, sale, use, export or import of a Product that was (i) […***…], or (ii) incorporates any […***…] by […***…], the parties agree that […***…]. Senomyx shall not enter into any settlement or compromise of any such action under this Section 11.7 which would in any manner alter, diminish, or be in derogation of Firmenich’s rights under this Agreement without the prior written consent of Firmenich, which shall not be unreasonably withheld.  Firmenich will cooperate with Senomyx, at Senomyx’s expense, in the defense of any suit, action or proceeding against any Senomyx Indemnitee alleging the infringement of the intellectual property rights of a Third Party by reason of any Senomyx Indemnitee’s use of any Firmenich Technology related to Compounds or Selected Compounds licensed under this Agreement.  Senomyx must notify Firmenich promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement. In no event will Firmenich be liable for the defense or indemnification of any suit, action or proceeding against any Senomyx Indemnitee alleging the infringement of the intellectual property rights of a Third Party by reason of a Senomyx Indemnitee’s use of any Firmenich Technology related to Compounds or Selected Compounds licensed under this Agreement.

***Confidential Treatment Requested

12.       Patent Prosecution and Maintenance.  Each party will bear the cost of filing and prosecuting the patents and patent applications associated with inventions owned or assigned to that party.  Firmenich will […***…] for […***…] for the applicable Selected Compounds in the applicable country), […***…], of the reasonable out-of-pocket costs incurred […***…] for […***…] patents and patent applications for the Selected Compound(s). Firmenich’s obligation to […***…] will […***…], but in no instance beyond the Term.    With respect to such patent applications after Firmenich has selected a Selected Compound and for the duration of Firmenich’s obligation to […***…], the parties will discuss and agree at least […***…] before the due date of international filings or at least […***…] before the due date of […***…], in […***…] to file patent applications claiming such Selected Compounds and Firmenich shall […***…].  Notwithstanding the foregoing, if during the period of […***…] decides it does not wish to have a patent application claiming a Selected Compound(s) either (i) filed or (ii) prosecuted in a particular country or Firmenich decides that it does not wish to have maintained a patent claiming a Selected Compound(s), […***…],[…***…] may still (i) file or (ii) prosecute such patent application, or may maintain such patent […***…]; provided, however, that if […***…] actually files or prosecutes such patent application or maintains such patent […***…], Firmenich will […***…] for such application or maintenance costs of such patent in such country, and […***…]. The rights granted to Firmenich […***…].   For each Selected Compound, but only for so long as […***…] for such Selected Compound, Senomyx agrees to […***…] relating to claims within the Senomyx Patent Rights claiming Selected Compounds or use thereof in the Fields, including without limitation, by […***…] thereto upon request.  Firmenich shall hold all such information disclosed to it under this Section as Confidential Information under Section 10.

13.       Manufacturing.

13.1                Manufacturing in the Fields.  All actual […***…]manufacturing and commercial scale-up of Selected Compounds will be […***…] including, without limitation, manufacturing […***…].  In addition, Firmenich shall […***…] for any material required for its internal evaluations including prototype and product development efforts.  Subject to the terms and conditions of this Agreement, Firmenich may, in […***…].

13.2                Preferred Manufacturing Rights.

13.2.1     Concurrently with the execution of this Agreement, the parties are entering into the Supply Agreement whereby Firmenich has agreed to manufacture and supply, and Senomyx has agreed to purchase, certain Selected Synthetic Compounds on the terms and conditions described therein.

13.2.2     Firmenich agrees to negotiate in good faith with existing Senomyx collaborators that license any Selected Compounds from Senomyx to supply such

***Confidential Treatment Requested

Senomyx collaborators with their requirements of Selected Compounds on commercially reasonable terms for […***…] comparable to other customers purchasing […***…] such materials with comparable […***…] and other comparable […***…].

14.       Term and Termination.

14.1                        Term.  The term of this Agreement will begin on the Effective Date and will continue through the end of the Royalty Term, unless terminated earlier in accordance with the provisions of Section 14.2 or 14.3 hereof (the “Term”).

14.2                        Termination By Mutual Agreement.  The parties may terminate this Agreement at any time, in whole or in part, by mutual written agreement executed by both parties.

14.3                        Termination for Breach. Either party has the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the breaching party has not cured such breach within […***…] after written notice thereof by the non-breaching party.  The non-breaching party, upon termination of this Agreement, may […***…].

14.4                        Termination by Firmenich.

14.4.1     After the Collaborative Period, Firmenich will have the right to terminate this Agreement without cause upon […***…] prior written notice to Senomyx.

14.4.2     If, at any time after […***…] shall have the right in its sole discretion to terminate this Agreement upon […***…] prior written notice to Senomyx. Notwithstanding anything in this Agreement to the contrary, in the event […***…] prior to the date of said termination pursuant to the immediately preceding sentence, Firmenich’s obligation to make a final non-refundable and non-creditable payment of US$ 1,000,000 under the penultimate paragraph of Section 7.1.3 of the Agreement shall be accelerated to the date of such termination and be payable within […***…] thereafter.

15.       Effect of Termination.

15.1                        Upon termination of this Agreement pursuant to Section 14.1, 14.2, 14.3 (solely where Firmenich is the breaching party) or 14.4, Firmenich will have no right to practice within or use of the Senomyx Technology, and all rights, title and interest in and to the Senomyx Technology will revert to and become the sole property of Senomyx, unless otherwise agreed upon in writing by the parties on or before the effective date of such termination.

***Confidential Treatment Requested

Upon termination of this Agreement pursuant to Section 14.1, 14.2, or 14.3 (solely where Senomyx is the breaching party), Senomyx will have no right to practice within or use of the Firmenich Technology, and all rights, title and interest in and to the Firmenich Technology will revert to and become the sole property of Firmenich, unless otherwise agreed upon in writing by the parties on or before the effective date of such termination.

Upon the expiration of the Term pursuant to Section 14.1, but not termination of this Agreement under Section 14.2, 14.3 or 14.4, […***…].  For the avoidance of doubt, this […***…].  Notwithstanding anything to the contrary in this Agreement, […***…].

15.2                        Notwithstanding the foregoing Section 15.1, within a period of […***…] after the date of termination that takes effect prior to the end of the applicable Royalty Term for a Product, […***…], but no more, provided that […***…] are subject to the terms of this Agreement, including, but not limited to, […***…] under this Agreement. Such determination shall be made on […***…].  Firmenich may not […***…] after the date of termination.

15.3                        Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination.

15.4                        Survival.  The obligations and rights of the parties under Sections 3.3.2, 3.4, 7.6 — 7.10, 8.2.2, 8.2.3 (except in the case of a termination of this Agreement by Firmenich pursuant to Section 14.4), 8.3.1 (except as otherwise provided in 15.1), 8.3.2 (except for 8.3.2.2) (except as otherwise provided in 15.1), 8.3.3 (except as otherwise provided in 15.1), 9, 10, 11.2-11.7, 12 (last sentence only), 14, 15, 16, 17, and Appendix A and Appendix D, will survive termination or expiration of this Agreement.

15.5                        In the event that this Agreement is terminated by Firmenich pursuant to Section 14.4 prior to […***…], Firmenich will pay a non-refundable and non-creditable amount equal to […***…].

16.       Warranties and Indemnification.

16.1                        Mutual Representations and Warranties. The parties make the following representations and warranties to each other:

***Confidential Treatment Requested

16.1.1              Corporate Power. Each party hereby represents and warrants that as of the Amended and Restated Effective Date such party (i) is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement; (ii) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of applicable law of its state or country of incorporation, except to the extent that any noncompliance would not have a material adverse effect on its ability to perform its obligations under this Agreement.

16.1.2              Due Authorization. Each party hereby represents and warrants that as of the Amended and Restated Effective Date such party (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and to authorize the performance of its obligations hereunder and the grant of rights extended by it hereunder.

16.1.3              Binding Agreement. Each party hereby represents and warrants to the other that as of the Amended and Restated Effective Date (i) this Agreement has been duly executed and delivered on its behalf and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (ii) the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and (iii) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by it in connection with the Agreement have been obtained.

16.2

16.2.1              EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SENOMYX MAKES NO WARRANTIES OF ANY KIND.  IN PARTICULAR, (i) SENOMYX (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO SENOMYX TECHNOLOGY; AND (ii) SENOMYX FURTHER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (a) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SENOMYX TECHNOLOGY OR SENOMYX PATENT RIGHTS; (b) THAT THE PRACTICE OF SENOMYX TECHNOLOGY OR ANYTHING MADE, USED, SOLD OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED

UNDER THIS AGREEMENT WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHT OF A THIRD PARTY;  AND (c) REGARDING THE PATENTABILITY OF ANY SENOMYX TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, SENOMYX TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF SENOMYX PATENT RIGHTS. IN ADDITION, NOTHING IN THIS AGREEMENT MAY BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY SENOMYX OF THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE SENOMYX TECHNOLOGY.

16.2.2              EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, FIRMENICH MAKES NO WARRANTIES OF ANY KIND.  IN PARTICULAR, (i) FIRMENICH (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO FIRMENICH TECHNOLOGY; AND (ii) FIRMENICH FURTHER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (a) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF FIRMENICH TECHNOLOGY OR FIRMENICH PATENT RIGHTS; (b) THAT THE PRACTICE OF FIRMENICH TECHNOLOGY OR ANYTHING MADE, USED, SOLD OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED UNDER THIS AGREEMENT WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHT OF A THIRD PARTY;  AND (c) REGARDING THE PATENTABILITY OF ANY FIRMENICH TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, FIRMENICH TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF FIRMENICH PATENT RIGHTS. IN ADDITION, NOTHING IN THIS AGREEMENT MAY BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY FIRMENICH OF THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE FIRMENICH TECHNOLOGY.

16.3                        Senomyx Indemnification.  Senomyx shall indemnify Firmenich, its Affiliates and their respective directors, officers, employees and agents (each, a “Firmenich Indemnitee”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by them to the extent resulting from or in connection with any and all  suits, investigations, claims or demands brought by a Third Party (collectively, “Third Party Claims”) against any Firmenich Indemnitee to the extent arising from or occurring as a result of (a) any material breach by Senomyx of this Agreement; (b) a breach of any representation or warranties made by Senomyx herein; (c) any gross negligence or willful misconduct (but not patent infringement) on the part of

Senomyx or its Affiliates in performing any activity contemplated by this Agreement; or (d) any development, manufacturing, formulation, handling, storage, shipment, sale or other disposition of any Compound, Selected Compound or any Intermediate by or through Senomyx or its Affiliates or its permitted sublicensees  (in each case other than by or on behalf of Firmenich or its Affiliates or permitted sublicensees and excluding (i) any Third Party Claims or Losses arising from any material breach by Firmenich of the Supply Agreement and (ii) any claim or allegation of  infringement any Third Party intellectual property).  Notwithstanding the foregoing, Senomyx shall have no obligation to indemnify a Firmenich Indemnitee to the extent, and only to the extent, that Firmenich has an obligation to indemnify any Senomyx Indemnitee pursuant to Section 16.4 for any such Losses.

16.4                        Firmenich Indemnification.  Firmenich shall indemnify Senomyx, its Affiliates and their respective directors, officers, employees and agents (each, a “Senomyx Indemnitee”), and defend and save each of them harmless, from and against any and all Losses to the extent arising from or in connection with any and all Third Party Claims against any Senomyx Indemnitee to the extent arising from or occurring as a result of (a) any material breach by Firmenich of this Agreement; (b) a breach of any representation or warranties made by Firmenich herein; (c) any gross negligence or willful misconduct (but not patent infringement) on the part of Firmenich or its Affiliates in performing any activity contemplated by this Agreement; (d) any development, manufacturing, formulation, handling, storage, shipment, sale or other disposition of any Compound, Selected Compound or any Intermediate by or through Firmenich or its Affiliates or its permitted sublicensees (in each case other than by or on behalf of Senomyx or its Affiliates or permitted sublicensees and excluding any claim or allegation of infringement any Third Party intellectual property.  Notwithstanding the foregoing, Firmenich shall have no obligation to indemnify a Senomyx Indemnitee to the extent, and only to the extent, Senomyx has an obligation to indemnify any Firmenich Indemnitee pursuant to Section 16.3 for any such Losses.

16.5                            Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY AMOUNT UNDER ANY THEORY OF LIABILITY INCLUDING TORT, CONTRACT, NEGLIGENCE OR OTHERWISE UNDER THIS AGREEMENT AND NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR ANY PUNITIVE DAMAGES IN ANY AMOUNT (INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS ARISING PURSUANT TO SECTION 14 OR THIS SECTION 16); provided however, that this Section 16.5 shall not be construed to limit either party’s indemnification obligations with respect to Third Party claims under Section 16.3, 16.4 or 16.6, as applicable, or to limit either party’s right to seek damages for breach of Section 10.

16.6                            With respect to rights licensed to Senomyx by […***…], Firmenich hereby agrees to indemnify, defend and hold harmless […***…], as appropriate, and their respective officers, directors, employees, sponsors and agents from and against all damages or other amounts payable to a Third Party (including product liability) resulting or arising from Firmenich’s use of the rights granted herein to the extent that such indemnification by Firmenich is required by […***…] pursuant to the agreement between Senomyx and […***…].

17.       Miscellaneous.

17.1                        Force Majeure.  Neither party will lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party (other than a payment default) if the failure is occasioned by war, fire, explosion, flood, (e.g. El Niño), earthquake, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party; provided, however, that the party claiming force majeure has exerted all reasonable commercial efforts to avoid or remedy such force majeure and thereafter takes all reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

17.2                        Governing Law and Jurisdiction.  This Agreement will be governed exclusively by the laws of […***…], as such laws are applied to contracts entered into and to be performed entirely within such state.

17.3                        Binding Effect.  This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties.  Any assignment not in accordance with this Agreement will be void.

17.4             Dispute Resolution.

17.4.1              Negotiation.  The parties recognize that disputes as to certain matters may from time to time arise during the Term, which relate to either party’s rights and/or obligations hereunder (“Disputes”).  It is the objective of the parties to establish procedures to facilitate the resolution of Disputes arising under this Agreement in an expedient manner by mutual cooperation and negotiation.  The parties agree that prior to any arbitration concerning this Agreement or any court action relating to patent rights, Senomyx’s president and Firmenich’s President- Flavors will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement.  Within […***…] of a formal request by either party to the other party, either party may, by written notice to the other party, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within […***…] after such notice is received.

***Confidential Treatment Requested

17.4.2              Arbitration.  Any Dispute arising out of or relating to this Agreement which is not resolved between the parties or the designated officers of the parties pursuant to this Section 17.4 will be resolved by final and binding arbitration conducted in […***…]. The arbitration will be conducted by three (3) arbitrators who are knowledgeable in the subject matter at issue in the dispute.  Senomyx will select one arbitrator, and one arbitrator will be selected by Firmenich.  The third arbitrator will be selected by mutual agreement of the two arbitrators selected by the parties. The decision of the arbitrators will be final and binding on the parties and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of such party.

17.4.3              Interlocutory Relief.  Notwithstanding anything to the contrary in this Section 17.4, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction, including in Switzerland, with respect to any breach of Sections 9 or 10 hereof, or otherwise to enforce and protect the Patent Rights, copyrights, trademarks, or other intellectual property rights Controlled by such party. In addition, arbitration will not be used to resolve disputes concerning Patent Rights Controlled by either party.  Subject to Section 17.4.1, disputes concerning Patent Rights, including, but not limited to, disputes concerning patent ownership, claim language, claim scope and issues of validity will be settled in a court of law.  Any arbitration ruling that relies on an interpretation of Patent Rights will have no binding effect in a court of law on any Patent Rights related to this Agreement, unless such Patent Rights have been adjudicated in a court of law.

17.5                        Severability.  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance is, to any extent, held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Agreement will be valid and enforced to the fullest extent permitted by law; the parties covenant and agree to renegotiate any such term, covenant or condition or the application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

***Confidential Treatment Requested

17.6                        Independent Contractors.  It is expressly agreed that Firmenich and Senomyx will be independent contractors and that the relationship between the parties will not constitute a partnership or agency of any kind.  Neither Firmenich nor Senomyx will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other party, without the prior written authorization of the other party to do so.

17.7                        Entire Agreement; Amendment.  This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties with respect to the Collaborative Program on and after the Amended and Restated Effective Date, and supersedes and terminates all prior agreements and understandings between the parties, with respect to the subject matter of this Agreement.  For the avoidance of doubt, the […***…] between the parties shall continue to apply with respect to the activities of the parties prior to the Effective Date.    There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth in this Agreement.  No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.  This Agreement will not be strictly construed against either party.  Any conflict between the terms set forth in the text of this Agreement and the terms of any Appendix hereto will be resolved in favor of the text of this Agreement.

17.8                        Waiver.  Except as specifically provided for in this Agreement, the waiver from time to time by either of the parties of any rights or the failure to exercise any remedy will not operate or be construed as a continuing waiver of the same right or remedy or any of the other of such party’s rights or remedies provided in this Agreement.

17.9                        Construction.  The term “Article” or “Section” can refer to any single paragraph level found in this Agreement or any collection of multiple paragraphs thereunder.

17.10                 No Third Party Beneficiaries.  No Third Party, including any employee of any party to this Agreement (except as specifically provided in this Agreement), will have or acquire any rights by reason of this Agreement.  Nothing contained in this Agreement will be deemed to constitute the parties partners with each other or any Third Party.

17.11                 Notices.  Any notices or communications provided for in this Agreement to be made by either party to the other party must be in writing, in English, and will be made by prepaid air mail or overnight carrier with return receipt addressed to the other party at its address set forth below.  Any such notice or communication may also be given by hand, or facsimile to the appropriate designation.  Notices will be sent:

***Confidential Treatment Requested

If to Senomyx, to:	Senomyx, Inc.
4767 Nexus Centre Drive
San Diego, CA 92121
U.S.A.
Facsimile number:
(858) 404-0750
Attention: General Counsel with a copy to the President

If to Firmenich, to:	Firmenich SA
1, route des Jeunes,
1211 Geneva 8
Switzerland
Facsimile number: +41.22.780.23.97
Attention: General Counsel

By like notice, either party may specify or change an address to which notices and communications must be thereafter sent.  Notices sent by mail, facsimile or overnight carrier will be effective upon receipt and notices given by hand will be effective when delivered.

17.12                 Assignment.  Notwithstanding any provision of this Agreement to the contrary, neither party may assign any of its rights or obligations under this Agreement in any country to any third party without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld; provided, however, that either party may assign its rights and obligations under this Agreement without the consent of the other party (i) to a successor to substantially all of the assets of such party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other transaction or (ii) to any Affiliate. […***…]. Notwithstanding the foregoing, any such assignment to an Affiliate will not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement.  This Agreement will survive any merger, consolidation or change of Control (as defined in the term “Affiliate” in Appendix A — Definitions) of either party with or into another party and, subject to the foregoing provisions, no consent for any such merger, consolidation, similar reorganization or change of Control will be required hereunder.  Any assignment in contravention of the provisions of this Section 17.12 shall be null and void ab initio.

17.13                 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

***Confidential Treatment Requested

17.14                 Rights Upon Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction where a Party is situated (collectively, the “Bankruptcy Laws”), executor contracts and non-assignable personal licenses of rights to “intellectual property” as defined under the Bankruptcy Laws.  If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its permitted successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party.  If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, and this Agreement is rejected as provided in the Bankruptcy Laws and the other Party, who is not commencing, or otherwise the subject of, a case under the Bankruptcy Laws (the “Non-Bankrupt Party”), elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its permitted successors and assigns (including, without limitation, a trustee), shall provide to the Non-Bankrupt Party, to the extent the Non-Bankrupt Party is a licensee hereunder, […***…].  All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.  Additionally, in the event of any insolvency of Senomyx or the entry by it into any formal insolvency administration under United States law, it is the intention of the Parties that this Agreement shall not terminate and shall continue pursuant to the principles governing insolvency proceedings under United States law.  In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 17.14 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.

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***Confidential Treatment Requested

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the Effective Date.

FIRMENICH SA		FIRMENICH SA

By:	/s/ Aldo Uva	By:	/s/ Antione Gautier

Name:	Aldo Uva	Name:	Antione Gautier

Title:	President Flavor	Title:	Corporate VP R & D

Date:	April 9, 2013	Date:	April 9, 2013

SENOMYX, INC.

By:	/s/ Kent Snyder

Name:	Kent Snyder

Title:	CEO & Chairman

Date:	April 9, 2013

APPENDIX A - DEFINITIONS

“Affiliate” means any entity which, directly or indirectly, Controls, is Controlled by or is under common Control with a party.  “Control” means (i) having the actual, present capacity to elect a majority of the directors of such affiliate; (ii) having the power to direct at least […***…] of the voting rights entitled to elect directors; or (iii) […***…] where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

“Agreement” means this agreement, together with all appendices attached to it, as it may be amended or supplemented from time to time hereafter by a written agreement executed by authorized representatives of both parties.

“Amended and Restated Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)           any natural person, corporation, partnership or other entity (an “Entity”)  becomes the owner, directly or indirectly, of securities of either party to this Agreement representing more than […***…] of the combined voting power of such party’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(b)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) a party to this Agreement and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of such party immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than […***…] or (B) more than […***…]; or

(c)           there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of a party to this Agreement and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of such party and its subsidiaries to an Entity, […***…].

“Co-Exclusive” means that the right may be granted by Senomyx to only one (1) party (and such party’s Affiliates) at any one time in addition to Firmenich (and its Affiliates).  For the avoidance of doubt, the foregoing shall not be construed to prevent Senomyx from performing its obligations under this Agreement.

“Co-Exclusive Licensee” means, on a Compound-by- Compound basis, the party that is the holder of the Co-Exclusive license to such Compound (including Affiliates).

***Confidential Treatment Requested

“Collaborative Period” means the period beginning on the Effective Date and ending July 27, 2016, unless terminated earlier in accordance with Section 14.

“Collaborative Program” has the meaning set forth under “Background” above.

“Collaborative Program IP” means all Patent Rights and Know-How that is […***…] pursuant to the applicable Research Plan, but only to the extent […***…] as of the effective date of any […***…].

“Commercialization Date” means for each Selected Compound the first day of the calendar quarter immediately following the date of […***…] such Selected Compound to be sold […***…].

“Commercialization Plan” has the meaning set forth in Section 3.2.2.

“Commercially Viable” means the applicable Compound that in Firmenich’s sole determination will […***…] of the Compound for the Intended Purpose of enhancing the relevant Target Sweetener for use within the Fields, after taking into account the following: (i) […***…] technical requirements (such as […***…]); (ii) […***…] targets; (iv) […***…]; (iv) […***…] requirements; and (v) […***…] targets.

[…***…] has the meaning set forth in Section 8.1.3.

“Compounds” means the following:  a molecule(s) that is under the control of Senomyx, and primarily has an enhancing effect on the sweetness of a Target Sweetener.    Unless and until the proper exercise of the Option set forth in Section 8.6 of this Agreement, Compounds shall be expressly limited to Synthetic Compounds.  Following proper exercise of the Option, Compounds shall include Natural Compounds in addition to Synthetic Compounds.

[…***…] has the meaning set forth in Section 8.3.1.1.

“Confidential Information” of a party means all Inventions, Know-How or other information, including, without limitation, information and material (whether or not patentable) regarding technology, products, research, development, manufacturing, marketing, finances, personnel or other business information or objectives which is disclosed orally or in writing by the disclosing party to the other party.  Information developed by Firmenich independently or jointly with Senomyx that is or should be assigned to Senomyx pursuant to Section 9 shall be deemed Confidential Information of Senomyx and information developed by Senomyx independently or jointly with Firmenich that is or should be assigned to Firmenich pursuant to Section 9 shall be deemed Confidential Information of Firmenich; and (ii) with respect to a party, other information developed jointly by Firmenich and Senomyx shall be deemed to be the other party’s Confidential Information for the purpose of the confidentiality obligations hereunder except in respect of use by such other party.

***Confidential Treatment Requested

“Control” or “Controlled” means, with respect to intellectual property, possession by a party, as of the Effective Date or during the Agreement, of the ability to grant a license or sublicense in accordance with the terms of this Agreement, without violating the terms of any agreement by such party with any Third Party.

“Conversion Election” has the meaning set forth in Section 8.1.6.

[…***…] means, with respect to any Selected Compound, as determined by the Steering Commmittee pursuant to Section 3.1.2.

“Discovered During the Collaborative Period” means, with respect to a Compound, that it was first identified by Senomyx as an enhancer of a Target Sweetener using a Senomyx screening assay prior to or during the Collaborative Period.

“Effective Date” means the date July 28, 2009.

[…***…] Technology” means (i) […***…] and associated […***…] having the intended effect of improving the […***…] in a formulation or Product or (ii) […***…] (other than […***…] and […***…] that are […***…]) developed by Firmenich and that have […***…] with the Selected Compound.

“Entity” shall have the meaning set forth in the definition of “Change in Control” in this Appendix A.

“Exclusive” means exclusive even as to the party granting the license; provided, however, that Senomyx may exercise such rights for the purpose of performing its obligations under this Agreement.

“Field I” means any and all forms of foods and beverages for human consumption, excluding non-alcoholic beverages and Therapeutics.

“Field II” means non-alcoholic dry powdered beverages for human consumption, excluding Therapeutics.

“Field III” means, with respect to S6973 only, (i) and (ii) below.

(i)            the following non-alcoholic, non-dry powdered beverages for human consumption, to the extent that S6973 has been actually authorized for use in such categories by FEMA:

•                  “Tea Beverages” means […***…].

•                  “Coffee Beverages” means […***…].

•                  “Milk Beverages” means: […***…].

(ii) over-the-counter pharmaceutical product(s), excluding Therapeutics.

***Confidential Treatment Requested

Notwithstanding the foregoing, Field III specifically excludes Field II and Therapeutics.

“Fields” with respect to all Compounds other than S6973 means Field I and Field II.  With respect to S6973, Fields means Field I, Field II and Field III.

“Firmenich Competitor” means […***…].

“Firmenich Improvements” has the meaning set forth in Section 9.2.

“Firmenich Indemnitees” has the meaning set forth in Section 16.3.

“Firmenich Know-How” means, any know-how relating to […***…] which is not covered by Firmenich Patent Rights but is necessary or appropriate for purposes of the activities to be conducted under this Agreement, and which is Controlled by Firmenich as of the Effective Date or which becomes Controlled by Firmenich during the Term.  Firmenich Know-How excludes Know-How under Jointly Owned Technology.

“Firmenich Patent Rights” means, any Patent Rights relating to […***…], that are necessary or appropriate for purposes of the activities to be conducted under this Agreement, and which are Controlled by Firmenich as of the Effective Date or which become Controlled by Firmenich during the Term.  Firmenich Patent Rights excludes Patent Rights under Jointly Owned Technology.

[…***…] has the meaning set forth in Section 9.5.1.

“Firmenich Sole Inventions” has the meaning set forth in Section 9.3.

“Firmenich Target Customer(s)” means any customer other than Senomyx Target Customers, subject to […***…] for entities whose primary business is not the sale of flavors and fragrances […***…].

“Firmenich Technology” means Firmenich Patent Rights and Firmenich Know-How.  For the avoidance of doubt, Firmenich Technology includes Firmenich Improvements.

“First […***…] shall mean the first […***…], which shall be determined in good faith by the Steering Committee, that […***…] following the Amended and Restated Effective Date. There shall only be […***…] that is deemed the […***…].

“Gum” means all […***…].

“Intended Purpose” shall have the meaning set forth in Section 3.1.2.

“Intermediate” means intermediates useful for making the applicable Compound.

“Invention” means any invention including, without limitation, any new and useful process, method, or composition of matter, or improvement, whether or not patentable, made in the course of the Agreement.

***Confidential Treatment Requested

“Joint Invention” has the meaning set forth in Section 9.4.

“Joint Patent Rights” means all Patent Rights containing one or more claims to a Joint Invention.

“Jointly Owned Technology” means Know-How and/or Patent Rights with respect to Inventions that are jointly owned by Firmenich and Senomyx.  For the avoidance of doubt, Jointly Owned Technology does not include Firmenich Improvements or Senomyx Improvements.

“Know-How” means information and data, whether or not patentable, which is not generally known to the public, including, without limitation, designs, concepts, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise, technical information, and data, including pharmacological, toxicological and clinical test data, analytical and quality control data, patent and legal data or marketing, sales and manufacturing data.

“Losses” has the meaning set forth in Section 16.3.

“Major Country(ies)” means […***…].

“Major Firmenich Customer” means any Firmenich customer where (a) such customer is one of Firmenich’s […***…] as measured by […***…]; and (b) […***…] in the market or product segment where the Product is used.

“Manufacturing Method End Date” has the meaning set forth in Section 8.3.2.

“Modulator Selling Price” has the definition set forth in Appendix D, which is attached hereto and incorporated into the Agreement by reference.

[…***…] has the meaning set forth in Section 8.1.4.

“Natural Compounds” means Compounds that are natural as defined by […***…].

“Natural Compound Negotiation Period has the meaning set forth in Section 7.5.3.

“Natural Compound Royalty Rate” has the meaning set forth in Section 7.5.3.

“Natural Royalty Rate Agreement” has the meaning set forth in Section 7.5.3.

“Natural Compound Royalty Floor” has the meaning set forth in Section 7.5.3.

“Neat Forms of Selected Compounds” means the stand-alone Selected Compound or any […***…] of a Selected Compound. In addition, it includes […***…] of a Selected Compound including, but not limited to, […***…].

***Confidential Treatment Requested

“Net Sales” with respect to a Product that is sold on or following January 1, 2013 will mean the Modulator Sales as determined in accordance with Appendix D and with respect to a Product that is sold by Firmenich prior to January 1, 2013, means the[…***…] by Firmenich and its Affiliates and/or permitted sublicensees on any sales or other transfer of the Product, less the following items:

i)                 […***…];

ii)              […***…];

iii)           […***…];

iv)          […***…]; and

v)             […***…].

Notwithstanding the foregoing, […***…].

“New […***…]” has the meaning set forth in Section 9.5.2.

“Non-Major Country” means any country that is not a Major Country.

“Patent Rights” means all rights associated with all U.S. or foreign (including regional authorities such as the European Patent Office) utility or provisional patents or patent applications, including any improvements, continuations, continuations-in-part, or divisionals or any substitute or equivalent applications, and any patent issuing thereon, including any reissue, reexamination or extension thereof.

“PepsiCo” shall mean PepsiCo, Inc. and its affiliates.

“PepsiCo Agreement” shall mean the Collaborative Research, Development, Commercialization and License Agreement between Senomyx and PepsiCo dated as of August 16, 2010, as amended from time to time.

“Product(s)” means a (i) Selected Compound(s) as a standalone product; and (ii) product(s) that incorporates a Selected Compound.

“Product Development Plan” has the meaning set forth in Section 3.2.1.

[…***…] means Firmenich’s exercising of its rights to […***…] and to receive and exercise the rights set forth in Section 8.1.3 of this Agreement for the limited period set forth therein.

[…***…] means the occurrence of: (A) any one or more of the following events: (i) […***…] by or against […***…] (other than as a result of […***…]), (ii) […***…] (other than as a result of […***…]), (iii) […***…] (other than as a result of […***…]), (iv) […***…], or (v) […***…] set forth in subsections (i) through (iv) […***…]; AND (B) […***…].

***Confidential Treatment Requested

[…***…] Compound” shall mean any Compound that […***…] following the Amended and Restated Effective Date with the exception of […***…].

“Regulatory Approval” means in respect of (i) the United States of America and Brazil, receipt of notification from Flavor and Extract Manufacturers’ Association of the United States (“FEMA”) of determination as Generally Recognized As Safe; (ii) Mexico, approval by the Mexican Health authorities and inclusion in the lists of permitted flavoring substances in the Acuerdo por el que se determinan las sustancias permitidas como aditivos y coadyuvantes en alimentos, bebidas y suplementos alimenticios; (iii) the People’s Republic of China, approval by the State Food & Drug Administration of the Peoples’ Republic of China and inclusion in the list of permitted flavoring agents (reference GB270, as of the date of this Agreement); (iv) France and the United Kingdom, approval by the European Food Safety Authority for […***…], in the community list of flavoring substances as laid down in Regulation (EC) No. 1334/2008, or as subsequently amended; (v) Japan, approval by the Japan Ministry of Health, Labor and Welfare for use as a flavoring agent in accordance with the Japanese Food Sanitation Law; and (vi) […***…].  In the event the regulatory requirements are amended or the parties desire to use a different regulatory pathway for any country, the Steering Committee will revise this definition as necessary and document such revisions in the minutes of the Steering Committee.

“Regulatory Approval Date” means the date in a particular country that the Regulatory Approval is granted.

“Research Fees” has the meaning set forth in Section 7.2.1.

“Research Plan” means the detailed scientific research plan attached hereto as Appendix C that describes the research program, defines the key activities and responsibilities of the parties, research milestones and timeline for the Collaborative Program.  The Research Plan will include a brief description of the anticipated process required to obtain appropriate regulatory approval(s).  The Research Plan is incorporated by reference into this Agreement.  The Research Plan may be updated from time to time by the Steering Committee and such updates will be maintained in the records of the Steering Committee.

[…***…] has the meaning set forth in Section 3.2.2.1.4.

“Royalty Term” means, in the case of any Product and as to […***…], the period of time commencing on the first commercial sale of such Product […***…] and ending upon the date that there no longer exists a Valid Claim in a Patent Right controlled by Senomyx or its Affiliates covering the manufacture, use or sale of such Product (or Selected Compound contained therein) […***…] in which the Product is sold, with the limitation that for […***…]the Royalty Term for […***…] shall end upon the date that there no longer exists a Valid Claim in a Patent Right controlled by Senomyx or its Affiliates covering the manufacture, use or sale of such Product (or Selected Compound contained therein) […***…] or […***…].

***Confidential Treatment Requested

“Royalty Year” means each twelve-(12)-month period commencing on the Commercialization Date for the first Selected Compound and each anniversary thereof. The Royalty Year shall be determined separately with respect to Selected Synthetic Compounds and Selected Natural Compounds.

“S6973 Availability Date” has the meaning set forth in Section 8.8.1.1.

“Second Amendment Effective Date” means October 22, 2010.

“Selected Compound(s)” means a Compound(s) that is selected for development pursuant to Section 3.1.4 or Section 8.7 (including any […***…] of such Compound(s)).

“Selected Natural Compound(s)” means a Selected Compound that is a Natural Compound.

“Selected Synthetic Compound(s)” means a Selected Compound that is a Synthetic Compound.

[…***…] means any […***…].  Notwithstanding the foregoing, […***…] excludes any Know-How that does not relate to, or claims within Patent Rights that do not claim any Compound(s).

“Senomyx Improvements” has the meaning set forth in Section 9.3.

“Senomyx Indemnitees” has the meaning set forth in Section 16.4.

“Senomyx […***…] means any Senomyx […***…] where the […***…] is a Natural Compoud.

“Senomyx […***…] means any Senomyx […***…] where the […***…] is a Synthetic Compound.

[…***…] means any […***…]. Notwithstanding the foregoing, […***…] excludes any Know-How that does not relate to, or claims within Patent Rights that do not claim any Selected Compound(s).

[…***…] means any […***…] where the applicable Selected Compound is a Natural Compound.

[…***…] means any […***…] where the applicable Selected Compound is a Synthetic Compound.

***Confidential Treatment Requested

“Senomyx Compound Manufacturing Methods” means new methods of […***…] thereof, developed by Firmenich independently or together with Senomyx.

“Senomyx Sole Inventions” has the meaning set forth in Section 9.2.

“Senomyx Natural Compound Manufacturing Methods” means new methods of […***…] that are developed by Firmenich independently or together with Senomyx.

“Senomyx Synthetic Compound Manufacturing Methods” means new methods of […***…] thereof, developed by either party independently or together with the other party to this Agreement.

“Senomyx Know-How” means any Know-How related to the […***…], which is not covered by the Senomyx Patent Rights, but is necessary or appropriate for purposes of the activities to be conducted under this Agreement, and which is Controlled by Senomyx as of the Effective Date or which becomes Controlled by Senomyx during the Term.    Senomyx Know-How excludes Know-How under Jointly Owned Technology. In addition, Senomyx Know-How also excludes, with respect to each Selected Synthetic Compound, any Know-How related to (i) […***…] and (ii) […***…].

“Senomyx Patent Rights” means any Patent Rights relating to […***…] and, that are necessary or appropriate for purposes of the activities to be conducted under the Agreement, and which are Controlled by Senomyx as of the Effective Date or which become Controlled by Senomyx during the Term.   Senomyx Patent Rights excludes Patent Rights under Jointly Owned Technology. In addition, Senomyx Patent Rights also excludes, with respect to each Selected Synthetic Compound, any Patent Rights related to (i) […***…] and (ii) […***…].

“Senomyx Target Customer(s)” means a customer that sells flavors or fragrances to third parties for finished products in the food, beverage, consumer, pharmaceutical or food service markets it being understood that […***…] in instances where such entities’ primary business is not selling flavors or fragrances and […***…].

“Senomyx Technology” means the Senomyx Patent Rights, and Senomyx Know-How. For the avoidance of doubt, Senomyx Technology includes Senomyx Improvements as defined in Section 9.3.

“Strategic Marketing Plan” means a worldwide marketing plan prepared by Firmenich for Selected Compounds which includes at least the following items:

(i)                         […***…];

(ii)                      […***…];

(iii)                   […***…];

(iv)                  […***…]; and

(v)                     […***…].

***Confidential Treatment Requested

“Similarity Index Test” means a determination of […***…].  The […***…] from time to time.

“Substantially Similar Modifications” means […***…].

“Sugar and Chocolate Confectionery” means […***…].

“Steering Committee” has the meaning set forth in Section 2.

“Supply Agreement” has the meaning set forth in the Background recitals on page 1 of this Agreement.

“Synthetic Compounds” means Compounds that are not Natural Compounds.

“Synthetic Compound Royalty Rate” has the meaning set forth in Section 7.5.1.

“Target Sweeteners” means any of the following sweeteners:  sucrose, fructose, stevioside, rebaudioside […***…].

“Term” has the meaning set forth in Section 14.1.

“Territory” means worldwide.

“Therapeutics” means any […***…].

“Third Party(ies)” means any party other than a party to this Agreement or an Affiliate of Senomyx or Firmenich.

“Third Party Claims” has the meaning set forth in Section 16.3.

“Valid Claim” means a claim of a pending patent application or an issued patent within the Patent Rights, which has not (i) expired or been canceled; (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction; (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; and/or (iv) been abandoned.

“Wind-Down Period” has the meaning set forth in Section 8.2.5.

***Confidential Treatment Requested

APPENDIX B — CALCULATION OF NET ROYALTIES

[…***…]

***Confidential Treatment Requested

APPENDIX C — RESEARCH PLAN

Collaborative Program Overview — The key objective of the Collaborative Program is to discover novel compounds that enhance the target sweeteners sucrose, fructose and rebaudioside[…***…].

Specific Goals — The overall goal of this program is to develop novel compounds with sweet taste enhancement properties that meet the desired criteria below:

i.                  […***…]

ii.               […***…]

iii.            […***…]

iv.           […***…]

v.              […***…]

Senomyx Sweet Taste Enhancer Program Status — Senomyx has developed […***…].

Research Plan — […***…].

Phase I: […***…].

Phase II: […***…].

Phase III: […***…].

***Confidential Treatment Requested

APPENDIX D

Modulator Sales will be calculated for each quarter during the Royalty Term based on the applicable Modulator Selling Price (MSP) multiplied by the Modulator Quantity Sold.  An example is set forth at the end of this Appendix D.

[…***…]

***Confidential Treatment Requested

APPENDIX E

EXPERT DETERMINATION PROCEDURE

1.                                      Any matter or dispute relating to the terms of the Profit Sharing Agreement for a given Natural Compound shall be referred to a person suitably qualified to determine that matter or dispute (an “Expert”) who shall be nominated […***…] of a written request by Firmenich to initiate the Experts’ decision procedure set out below.

2.                                      The parties shall within […***…] days of the appointment of the Expert meet with him or her in order to agree a program for the exchange of any relevant information and the procedures to be adopted for the negotiations.

3.                                      In all cases the terms of appointment of the Expert by whomsoever appointed shall include:

3.1.                            a commitment by the parties to share equally the payment of the Expert’s fee;

3.2.                            a requirement on the Expert to act fairly as between the parties and according to the principles of natural justice;

3.3.                            a requirement on the Expert to hold professional indemnity insurance both then and for three (3) years following the date of his or her determination;

3.4.                            a commitment by the parties to supply on a timely basis to the Expert all such reasonable assistance, documents and information as he or she may require for the purpose of his or her determination; and

3.5.                            a commitment by the parties that all negotiations connected with the dispute shall be conducted in confidence and without prejudice to the rights of the parties in any future proceedings.

4.                                      The Expert’s determination shall be reduced to writing and delivered to both Senomyx and Firmenich not later than […***…] days following the appointment of the Expert.

***Confidential Treatment Requested